UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Volt Information Sciences, Inc.
(Name of Registrant as Specified In Its Charter)
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Notice of Annual Meeting of Shareholders Thursday, [June] [8], 2017 10:00 a.m. (PDT) At: Volt Information Sciences, Inc. 2401 N. Glassell Street Orange, California 92865

1133 Avenue of the Americas, 15th Floor

New York, NY 10036

Tel: 212-704-2400

February 23, 2018

“I am pleased we are beginning fiscal year 2018 as a more streamlined and efficient company, and I believe we will continue to build on the foundational strengths of our core staffing business to achieve our long term goal of sustained profitable growth.”

Dear valued shareholder,

As I reflect on our 2017 fiscal year, I am proud to have concluded my second full year as Chief Executive Officer with Volt emerging stronger and better positioned for growth than it has been in years. We strongly believe that our initiatives to reposition the business for profitable growth are beginning to take hold.

We are steadfast in our continued commitment to strengthening our balance sheet, streamlining our business and improving our cost structure and margins, while at the same time achieving top line growth. We completed a successful campaign in 2017 to divest non-core assets, including the sales of our quality assurance business and our information technology infrastructure support business. These transactions substantially improved our overall liquidity position and have enabled us to become a focused, pure-play staffing company, which I believe has better positioned us for future success. And importantly, we continued to add to our book of business, winning several significant new customer engagements and expanding existing customer engagements throughout the year. Further, we launched and implemented a new company-wide technology upgrade that is expected to improve our time to market and competitiveness in recruiting delivery, as well as allow us to improve operational efficiency and, together with other improvements in efficiencies, will result in significant future cost-savings. The past year also featured increased success in our cost-containment efforts, which enabled us to deliver lower selling, administrative and other operating costs. As has been the case throughout Volt’s history, our commitment to our customers and high quality of service endures and we believe this dedication will translate into the growth of our business for the benefit of our shareholders.

Volt now has the benefit of a talented, skilled senior management team, which is focus on, and incentivized to, create and protect shareholder value. In addition, our dedicated and passionate employees have worked tirelessly to support the changes we have instituted, big and small, throughout the organization. Our collaborative spirit, loyalty and teamwork were instrumental to achieving important business goals this past year and, together, we remain committed to and are inspired by our purpose—to partner with our clients to provide innovative workforce solutions with what we believe is an extremely strong talent pool.

On behalf of the entire executive team, know that our focus and resolve is to drive shareholder value, first and foremost. While management recognizes that we still have a lot of work ahead of us, we are steadfastly dedicated to delivering on our commitment to you, our valued shareholder. The Board of Directors joins me in extending to you a warm invitation to attend our Annual Meeting of Shareholders. Your vote is very important to us, so we encourage you to promptly vote your shares by submitting your proxy. We look forward to continuing our dialogue with shareholders and sincerely thank you for your investment in this great company.

Michael D. Dean

President, Chief Executive Officer and Director

1133 Avenue of the Americas, 15th Floor

New York, NY 10036

Tel: 212-704-2400

    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

    To Be Held Wednesday, May 23, 2018

The Annual Meeting of Shareholders of Volt Information Sciences, Inc. (the “Company”) will be held on Wednesday, May 23, 2018, at the offices of the Company, located at 2401 N. Glassell Street, Orange, California 92865, at 10:00 a.m. (PDT). At the meeting, shareholders will be asked to:

•	elect seven directors;

•	ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2018;

•	approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in these proxy materials;

•	approve the Company’s proposed 2018 Equity Incentive Plan; and

•	consider any other matters that may properly be brought before the meeting.

You may vote at the meeting if you were a shareholder of the Company at the close of business on April 4, 2018, the record date for the meeting.

By Order of the Board of Directors,

Michael D. Dean

President, Chief Executive Officer and Director

New York, New York

February 23, 2018

Please sign and return the enclosed proxy card in the postage-paid envelope provided or, if you prefer, please follow the instructions on the enclosed proxy card for voting by telephone or via the Internet. You may access additional information at www.proxyvote.com for voting instructions as well as to view the Proxy Statement and Annual Report online.

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Volt Information Sciences, Inc.

Proxy Statement

2018 Annual Meeting of Shareholders

GENERAL INFORMATION

Why did I receive this Proxy Statement?

The Board of Directors (the “Board”) of Volt Information Sciences, Inc. (the “Company”, “we” or “us”) is soliciting proxies for the 2018 Annual Meeting of Shareholders (the “Meeting”) to be held on May 23, 2018, at the offices of the Company, located at 2401 N. Glassell Street, Orange, California 92865, at 10:00 a.m. (PDT) and at any adjournment of the Meeting. When the Company asks for your proxy, we must provide you with a proxy statement (this “Proxy Statement”) that contains certain information specified by law. This Proxy Statement summarizes the information you need in order to vote at the Meeting.

The Company’s Annual Report, Letter to Shareholders, Notice of Annual Meeting, Proxy Statement and proxy card are being mailed to shareholders beginning on or about April 13, 2018.

What will I vote on?

The following items:

•	election of seven directors;

•	ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2018;

•	approval of, on a non-binding, advisory basis, the Company’s executive compensation as disclosed in these proxy materials;

•	approval of the Company’s proposed 2018 Equity Incentive Plan; and

•	any other matters that may properly be brought before the Meeting.

Will there be any other items of business on the agenda?

We do not expect any other items of business at the Meeting. Nonetheless, if there is an unforeseen need, your proxy will give discretionary authority to Michael D. Dean, President and Chief Executive Officer, and Paul Tomkins, Senior Vice President and Chief Financial Officer, to vote on any other matters that may be properly brought before the Meeting. These persons will use their best judgment in voting your proxy.

Who is entitled to vote?

Shareholders as of the close of business on the record date, which is April 4, 2018, may vote at the Meeting.

How many votes do I have?

You have one vote at the Meeting for each share of common stock you held on the record date.

What constitutes a quorum for the Meeting?

A quorum is necessary to conduct business at the Meeting. A quorum requires the presence at the Meeting of 35% of the outstanding shares entitled to vote, in person or represented by proxy. You are part of the quorum if you have voted by proxy. As of February 16, 2018, 21,028,729 shares of Company common stock were issued and outstanding.

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GENERAL INFORMATION

How do I vote?

You can vote either in person at the Meeting or by proxy without attending the Meeting. We urge you to vote by proxy even if you plan to attend the Meeting so we will know as soon as possible that enough votes will be present for us to hold the Meeting. If you attend the Meeting in person, you may vote at the Meeting and your earlier proxy will not be counted.

May I vote by telephone or via the Internet?

Yes. Instead of submitting your vote by mail using the enclosed proxy card, you may be able to vote on the Internet or by telephone. Please note that there are separate Internet and telephone voting arrangements depending on whether you hold your shares:

•	as the registered shareholder, also known as the “shareholder” or “holder” of record (that is, if you own shares directly in your own name and they are either kept at our transfer agent or are in your possession); or

•	as the “beneficial owner”, also known as holding the shares in “street name” (that is, if your shares are held for you by your bank, broker or other holder of record).

If you are a registered shareholder, you may vote by telephone or via the Internet by following the instructions on your proxy card.

If you are a beneficial owner, please refer to the information forwarded by your bank, broker or other holder of record to see which options are available to you. Most brokers and banks offer voting by telephone and via the Internet as well as by mail.

If you vote via the Internet, you may incur costs, such as usage charges from Internet access providers and telephone companies. You will be responsible for those costs.

What should I do if I want to attend the Meeting?

All shareholders of the Company may attend the Meeting. Please bring your admission ticket or proof of ownership of the Company’s stock to enter the Meeting. When you arrive at the Meeting, you may be asked to present photo identification, such as a driver’s license, to be admitted.

•	If you are a registered shareholder, you will find an admission ticket attached as part of the proxy card sent to you. If you plan to attend the Meeting, please bring this portion of the proxy card with you to the Meeting. If you opted to receive your proxy materials electronically, please print out the admission ticket you will find online and bring it with you.

•	If your shares are held in the name of your bank, broker or other holder of record, please bring proof of ownership to be admitted to the Meeting. A recent brokerage statement or letter from your bank or broker is an example of proof of ownership.

For safety and security reasons, no cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Meeting.

How do I vote my shares in the Volt Information Sciences, Inc. Savings Plan?

If you received this Proxy Statement because you are an employee of the Company who participates in this plan and you have shares of common stock of the Company allocated to your account under this plan, you may vote your shares held in this plan as of April 4, 2018, by mail, by telephone or via the Internet. Instructions are provided on the enclosed proxy card. The tabulator must receive your instructions by

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GENERAL INFORMATION

4:00 p.m. (EDT) on May 18, 2018 in order to communicate your instructions to the plan’s trustee, who will vote your shares. Any plan shares for which we do not receive instructions from the employee will be voted by the trustee in the same proportion as the shares for which we have received instructions.

Can I revoke or change my vote?

Yes. If you are a shareholder of record, you have the right to revoke your proxy at any time before the Meeting by sending a signed notice to the Company’s Secretary, Volt Information Sciences, Inc., 1133 Avenue of the Americas, 15th Floor, New York, New York 10036. If you want to change your vote at any time before the Meeting, you must deliver a later-dated proxy by telephone, via the Internet or in writing. You may also change your proxy by voting in person at the Meeting.

If you are a beneficial owner, please refer to the information forwarded by your broker, bank or other holder of record for procedures on revoking or changing your proxy.

What are the costs of soliciting these proxies and who will pay them?

The Company will pay all costs of soliciting these proxies. In addition, some of our officers and employees may solicit proxies by telephone or in person. We will reimburse banks and brokers for the expenses they incur in forwarding the proxy materials to you. Broadridge Financial Solutions, Inc. (“Broadridge”) will assist us with the solicitation of proxies for an estimated fee of $10,000, plus reasonable out-of-pocket costs and expenses. Our agreement with Broadridge with respect to these matters contains customary indemnification provisions. The Company has designated D.F. King to tabulate the votes cast at the Meeting.

How many votes are required for the approval of each item?

•	Item 1—A plurality of votes cast at the Meeting in person or by proxy is required for the election of each nominee to serve as a director.

•	Item 2—The affirmative vote of a majority of votes cast at the Meeting in person or by proxy is required to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2018.

•	Item 3—The affirmative vote of a majority of votes cast at the Meeting in person or by proxy is required to approve, on a non-binding, advisory basis, the Company’s executive compensation as disclosed in these proxy materials. This vote is advisory and not binding on the Company, the Board or the Human Resources and Compensation Committee (“Compensation Committee”) of the Board in any way.

•	Item 4—The affirmative vote of a majority of votes cast at the Meeting in person or by proxy is required to approve the Company’s proposed 2018 Equity Incentive Plan.

Are abstentions and broker non-votes part of the quorum?

Yes. Abstentions and broker non-votes count as “shares present” at the Meeting for purposes of determining a quorum.

What are broker non-votes?

If your shares are held by a broker, the broker may require your instructions in order to vote your shares. If you give the broker instructions, your shares will be voted as you direct. If you do not give instructions, one of two things can happen depending on the type of proposal. If the proposal is considered “routine”, the broker may vote your shares in its discretion. For other proposals, the broker may not vote your shares without your instructions. When that happens, it is called a “broker non-vote.”

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GENERAL INFORMATION

Item 2 in this Proxy Statement (ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2018) will be considered routine and the broker may vote your shares for this Item in its discretion. The broker is not entitled to vote your shares on the other Items unless the broker has received instructions from you with respect to such Items.

Who will count the vote?

Votes at the Meeting will be counted by the inspector of election appointed by the Board.

What if I do not vote for some or all of the matters listed on my proxy card?

If you are a registered shareholder and you return a signed proxy card without indicating your vote for certain or all of the matters, your shares will be voted as follows for any matter you did not vote on:

•	for the nominees to the Board listed on the proxy card;

•	for the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2018;

•	for approval of, on a non-binding, advisory basis, the Company’s executive compensation as disclosed in these proxy materials; and

•	for approval of the Company’s proposed 2018 Equity Incentive Plan.

How do I submit a shareholder proposal for the 2019 annual meeting?

There are two principal means for submitting shareholder proposals. If a shareholder wishes to have a proposal considered for inclusion in next year’s Proxy Statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, the proposal must comply with the requirements of Rule 14a-8 and be received by us at our principal executive offices by no later than 120 calendar days before the one-year anniversary of the date on which the Company is releasing this Proxy Statement to shareholders in connection with this year’s Meeting.

If a shareholder wishes to submit a proposal that is not intended to be included in our Proxy Statement, or to nominate a candidate for director, he or she must give the Company written notice no earlier than 150 days and no later than 120 days prior to the one-year anniversary of the date of the notice of this year’s Meeting and must otherwise comply with the requirements set forth in our Amended and Restated By-Laws (the “By-Laws”); provided, however, that if the 2019 annual meeting date is advanced by more than 30 days before or delayed by more than 30 days after the one-year anniversary date of this year’s Meeting, and less than 130 days’ informal notice to shareholders or other prior public disclosure of the date of the 2019 annual meeting is given or made, then shareholders must provide notice to the Company within the time periods specified in the By-Laws. Copies of the By-Laws are available to shareholders free of charge on request to the Company’s Secretary, Volt Information Sciences, Inc., 1133 Avenue of the Americas, 15th Floor, New York, New York 10036.

Where can I find the voting results?

We will publish voting results in a Form 8-K which we will file with the SEC shortly after the vote is certified. To view this Form 8-K online, visit the Company’s Investor Relations website at https://investor.volt.com.

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GENERAL INFORMATION

Can shareholders and other interested parties communicate directly with our Board? If so, how?

Yes. You may communicate directly with one or more members of the Board by writing to the Company’s Secretary, Volt Information Sciences, Inc., 1133 Avenue of the Americas, 15th Floor, New York, NY 10036. The Company’s Secretary will then forward all questions or comments directly to our Board or a specific director, as the case may be.

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GENERAL INFORMATION

ITEM 1.    ELECTION OF DIRECTORS

At this year’s Meeting, the Board proposes that the following nominees be elected until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified. The Board has no reason to believe that the persons named below will be unable or unwilling to serve as nominees or as directors if elected.

Assuming a quorum is present, the seven nominees receiving the highest number of affirmative votes of shares entitled to be voted for such persons will be elected as directors of the Company until the next annual meeting of shareholders and until their respective successors are duly elected and qualified. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of the nominees listed below, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

The Board recommends that you vote FOR each of the following nominees:

•	Nick S. Cyprus

•	Michael D. Dean

•	Bruce G. Goodman

•	William J. Grubbs

•	Dana Messina

•	Laurie Siegel

•	Arnold Ursaner

Please see “Directors, Executive Officers and Corporate Governance—Directors and Executive Officers” for information showing the principal occupation or employment of the nominees for director, the principal business of the corporation or other organization in which such occupation or employment is carried on, and such nominees’ business experience during the past five years. Such information has been furnished to the Company by the director nominees.

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GENERAL INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT AND RELATED SHAREHOLDER MATTERS

The following table sets forth information, as of February 16, 2018 (except as described in the footnotes to the following table), with respect to the beneficial ownership of our common stock, our only class of voting or equity securities, by (a) each person who is known to us to own beneficially more than five percent of the outstanding shares of our common stock, (b) each of the 2017 named executive officers (the “2017 Named Executive Officers” or the “Named Executive Officers”), (c) each of our directors and director nominees and (d) all current executive officers and directors as a group. Unless otherwise indicated, the address for each individual listed below is c/o Volt Information Sciences, Inc., 1133 Avenue of Americas, 15th Floor, New York, New York 10036.

Name of Beneficial Owner	Shares of Common Stock(1)		Shares That May be Acquired Within 60 Days(2)	Percent of Class
Five Percent Shareholders (other than Named Executive Officers and Directors):
Jerome Shaw	2,492,225	(3)	8,000	11.27%
Glacier Peak Capital LLC	2,345,594	(4)	—	10.58%
Deborah Shaw	2,210,739	(5)	3,000	9.98%
Linda Shaw	1,391,095	(6)	—	6.27%
Dimensional Fund Advisors, LP	1,127,673	(7)	—	5.08%
Named Executive Officers, Directors and Director Nominees:
Bruce G. Goodman	757,907	(8)	39,675	3.79%
Michael D. Dean	153,001		367,927	2.43%
Dana Messina	54,063	(9)	36,675	*
Laurie Siegel	37,753		36,675	*
Nick S. Cyprus	22,458	(9)	36,675	*
Ann R. Hollins	3,472		37,684	*
William J. Grubbs	12,295		—	*
Arnold Ursaner	—	(9)	—	*
Paul Tomkins	8,290		49,526	*
Leonard F. Naujokas	—	(10)	—	*
Nancy Avedissian	2,476		12,278	*
All executive officers, directors and director nominees as a group (11 persons)	1,051,715		617,115	7.71%

*	Less than 1%.

(1)	Except as noted, the named beneficial owners have sole voting and investment power with respect to their beneficially owned shares.

(2)	The shares underlying all equity awards that may be exercised within 60 days are deemed to be beneficially owned by the person or persons for whom the calculation is being made and are deemed to have been exercised for the purpose of calculating this percentage, including the shares underlying options where the exercise price is above the current market price.

(3)	Includes (i) 2,394 shares held by Jerome Shaw through the Company’s Employee Stock Ownership Plan, which is part of the Company’s 401(k) plan; (ii) 22,951 shares held for Jerome Shaw’s benefit under the “Savings Plan” feature of the Company’s 401(k) plan; (iii) 1,401,547 shares held in The Jerome and Joyce Shaw Family Trust u/d/t dated 8/6/1969; (iv) 1,052,583 shares held in The Rachel Lynn Shaw Trust u/d/t dated 11/23/2001; and (v) 12,750 shares held by the Family Foundation by virtue of their position as directors of that corporation; and excludes 10,000 shares owned by Joyce Shaw individually. The inclusion of the shares in clauses (iii) and (iv) is not an admission of beneficial ownership of those shares by Jerome Shaw.

(4)	Based on a Schedule 13G filed with the SEC on February 15, 2018 by Glacier Peak Capital, LLC, an investment adviser. All shares are owned by Glacier Peak Capital, LLC, the General Partner of Glacier Peak U.S. Value Fund, L.P. which has sole ability to vote all such shares.

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GENERAL INFORMATION

(5)	Includes (i) 5,749 shares held by the William and Jacqueline Shaw Family Foundation, Inc., a charitable foundation of which Deborah Shaw, Linda Shaw and a daughter of Deborah Shaw are directors, as to which shares Deborah Shaw may be deemed to have shared voting and investment power; (ii) 71,220 shares owned by Deborah Shaw as custodian under the California Uniform Transfers to Minors Act for the benefit of her children; (iii) 122,356 shares owned by Deborah Shaw, Bruce G. Goodman (a director of the Company) and Linda Shaw (Deborah Shaw’s sister) as trustees of a trust for the benefit of the children of Linda Shaw, as to which shares Deborah Shaw may be deemed to have shared voting and investment power; and (iv) 557,054 shares owned by Deborah Shaw and Bruce G. Goodman as trustees of a trust for the benefit of Linda Shaw’s children, as to which shares Deborah Shaw may be deemed to have shared voting and investment power. The inclusion of the shares in clauses (i), (ii), (iii) and (iv) is not an admission of beneficial ownership of those shares by Deborah Shaw. Does not include (a) 23,019 shares owned by Deborah Shaw’s husband; (b) 34,584 shares owned by Deborah Shaw’s husband as custodian for children of Deborah Shaw; and (c) 391,243 shares held by Deborah Shaw’s husband and his sister as trustees for the benefit of Deborah Shaw’s children.

(6)	Includes (i) 122,356 shares held by Linda Shaw, Bruce G. Goodman (her husband and a director of the Company) and Deborah Shaw (her sister and a former director of the Company) as trustees of trusts for the benefit of the children of Linda Shaw, as to which shares Linda Shaw has shared voting and investment power; and (ii) 5,749 shares held by the William and Jacqueline Shaw Family Foundation, Inc., a charitable foundation of which Linda Shaw, Deborah Shaw and a daughter of Deborah Shaw are the directors, as to which shares Linda Shaw has shared voting and investment power. The inclusion of the shares in clauses (i) and (ii) is not an admission of beneficial ownership of those shares by Linda Shaw. Does not include (a) 74,497 shares owned by Bruce G. Goodman, individually; (b) 39,675 shares underlying a stock option held by Bruce G. Goodman that were granted to him by the Company as a director of the Company; (c) 4,000 shares held by Bruce G. Goodman as trustee of an irrevocable trust for the benefit of a child of Bruce G. Goodman; and (d) 557,054 shares held by trusts for the benefit of Linda Shaw’s children, of which trusts Deborah Shaw and Bruce G. Goodman are trustees.

7)	Based on a Schedule 13G filed with the SEC on February 9, 2018 by Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, that furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain of the Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(8)	Includes (i) 4,000 shares owned by Bruce G. Goodman as trustee of a trust for the benefit of one of his children; (ii) 122,356 shares owned by Bruce G. Goodman, Linda Shaw (his wife), and Deborah Shaw (a former director of the Company) as trustees of trusts for the benefit of the children of Linda Shaw, as to which shares Bruce G. Goodman may be deemed to have shared voting and investment power; and (iii) 557,054 shares owned by Bruce G. Goodman and Deborah Shaw as trustees of a trust for the benefit of Linda Shaw’s children, as to which shares Bruce G. Goodman may be deemed to have shared voting and investment power. The inclusion of the shares in clauses (i), (ii) and (iii) is not an admission of beneficial ownership of those shares by Bruce G. Goodman. Does not include 1,262,990 shares owned by Bruce G. Goodman’s wife individually.

(9)	Each of Messrs. Messina, Cyprus and Ursaner have elected to defer the receipt of 12,295 shares pursuant to the Company’s non-qualified deferred compensation and supplemental savings plan, which shares are not reflected in this table.

(10)	Mr. Naujokas received an initial grant of equity awards consisting of cash-based phantom units with a grant date fair value of $21,393, vesting ratably on each of the first three anniversaries of the grant date. The phantom units can be settled solely in cash and no shares can be acquired.

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers

The names of our current directors and executive officers and their ages, positions, biographies and outside directorships are set forth below. Also included for our directors is information regarding their specific experience, qualifications, attributes and skills that led to the conclusion that each director should serve on our Board. Our executive officers are appointed by, and serve at the discretion of, our Board. This information is as of February 16, 2018.

Name	Age	Position(s)
Executive Officers and Executive Directors
Michael D. Dean	54	President, Chief Executive Officer and Director
Paul Tomkins	60	Senior Vice President and Chief Financial Officer
Nancy Avedissian	44	Senior Vice President, General Counsel and Corporate Secretary
Ann R. Hollins	49	Senior Vice President and Chief Human Resources Officer
Leonard Naujokas	46	Controller and Chief Accounting Officer
Non-Executive Directors
Nick S. Cyprus	64	Director
Bruce G. Goodman	69	Director
William J. Grubbs	60	Director
Dana Messina	56	Director
Laurie Siegel	61	Director
Arnold Ursaner	67	Director

Executive Officers and Executive Directors

Michael D. Dean

Michael D. Dean has been a director since May 2015 and our President and Chief Executive Officer since October 19, 2015. Mr. Dean previously served as Interim President and Chief Executive Officer of the Company from June 2015 until October 2015 and Chairman of the Board (the “Chairman”) from May 2015 until October 2015. From March 2013 until May 2015, Mr. Dean had a break in service. He was Chief Executive Officer of Nature’s Sunshine Products, Inc. from July 2010 until March 2013. He also served as a director on its board from May 2009 until March 2013 and as a member of its audit committee from June 2009 until March 2010. From 2003 to 2010, Mr. Dean was Chief Executive Officer of Mediaur Technologies, Inc., a privately held satellite technology company that provides proprietary antenna system solutions for commercial and government applications. Before Mediaur, Mr. Dean was Executive Vice President of ABC Cable Networks Group, a multi-billion dollar global division of The Walt Disney Company, where he ran all of the division’s non-creative operations including Affiliate Sales and Marketing, Finance, Legal, Broadcasting Operations, IT, Human Resources, and Business Development. Earlier at Disney, he was Senior Vice President of Corporate Strategic Planning, responsible for all corporate strategy, development, and M&A in Disney’s broadcasting, cable, and film studio businesses. Before Disney, Mr. Dean was a strategy consultant with Bain & Company. He holds an MBA from the Harvard Business School. Mr. Dean brings to our Board substantial managerial, operational and strategy experience.

Paul Tomkins

Paul Tomkins has been our Senior Vice President and Chief Financial Officer since March 2015. From August 2014 to March 2015, Mr. Tomkins had a break in service. From May 23, 2011 to July 30, 2014, Mr. Tomkins served as the Executive Vice President and Chief Financial Officer at Reader’s Digest

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Association, Inc., where he oversaw all aspects of finance and accounting and played an integral role in managing a number of important non-core business divestitures. Prior to his role at Reader’s Digest, Mr. Tomkins spent 27 years at AT&T, where he most recently served as the Vice President and Controller of AT&T Business Solutions and previously held a number of other financial management positions. Mr. Tomkins is an active Certified Public Accountant and is a member of the American Institute of CPAs and the New Jersey Society of CPAs. He earned his MBA with an emphasis in International Finance from Seton Hall University.

Nancy T. Avedissian

Nancy T. Avedissian has been our Senior Vice President, General Counsel and Corporate Secretary since October 2016. From April 2009 through immediately prior to beginning her service with the Company, Ms. Avedissian was the General Counsel of Worldwide Clinical Trials, a global provider of full-service drug development services to the pharmaceutical and biotechnology industries. She also served as the Vice President of Legal Affairs of that company beginning in 2012. Prior to April 2009, Ms. Avedissian was a corporate attorney with the law firm Milbank, Tweed, Hadley & McCloy LLP, where she had worked since 1999. Ms. Avedissian has over 18 years of experience in corporate legal practice. Ms. Avedissian holds undergraduate degrees from the University of California, Irvine and earned a juris doctorate degree from Loyola Law School, Los Angeles.

Ann R. Hollins

Ann R. Hollins has been our Senior Vice President and Chief Human Resources Officer since March 2016. From January 2015 to March 2016, Ms. Hollins was President of ARH Consulting, in which capacity she provided executive human resources consulting services to chief executive officers and senior executives across a broad range of projects, including organizational design & development, talent management, executive compensation and coaching. Prior to her role with ARH Consulting, Ms. Hollins served as Chief Human Resources Officer for Weight Watchers International from March 2013 to December 2014, during which time she led Weight Watchers’ successful global organizational restructuring and cultural transformation. Prior to Weight Watchers, she served in senior executive roles at Hess Corporation from March 2006 to February 2013, including as Global Chief Diversity and Inclusion Officer, Global Chief Learning and Development Officer and Vice President, Human Resources, Marketing and Refining. Prior to Hess, she held human resources leadership roles of increasing responsibility at Tyco, D&B, PepsiCo and BP. Ms. Hollins holds an MBA in Finance and Marketing from New York University Stern School of Business and a BBA in Human Resources from the University of Iowa.

Leonard Naujokas

Leonard Naujokas has served as our Controller and Chief Accounting Officer since June 12, 2017. Mr. Naujokas served as the Company’s interim Controller and Chief Accounting Officer from January 27, 2017 – June 12, 2017 and served from August 2012 – January 2017 as the Company’s Vice President and Assistant Corporate Controller. He has 18 years of experience leading accounting functions. Before joining the Company, Mr. Naujokas served as Senior Director of SEC Reporting/Technical Accounting for Monster Worldwide, LLC from January 2011 to August 2012. From November 2003 through December 2010, Mr. Naujokas worked at Motorola, Inc., during which time it acquired Symbol Technologies, Inc. At Motorola, his responsibilities increased over the course of his tenure until he served as its Director of Accounting, Controller Enterprise Solutions Business.

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Non-Executive Directors

Nick S. Cyprus

Nick S. Cyprus has been a director since May 2015. Mr. Cyprus currently serves on the Board of Maxar Technologies which acquired DigitalGlobe, Inc. in October 2017, where Mr. Cyprus served as Audit Committee Chair and as a member of the Governance & Nominating Committee since 2009. He now serves as an Audit Committee member of Maxar Technologies. Mr. Cyprus has also served as the Audit Committee Chair of Trusted Media Brands since June 2012. He also provides advisory services for several smaller clients. From December 2006 to March 2013, Mr. Cyprus was employed by General Motors Company (“GM”), most recently as Vice President, Controller and Chief Accounting Officer. GM filed a petition under Chapter 11 of the Bankruptcy Code in June 2009. Mr. Cyprus continued to serve at GM during the pendency of, and its emergence from, bankruptcy. Mr. Cyprus was a member of the team involved in the initial public offering of GM stock in November 2010. Prior to joining GM in 2006, Mr. Cyprus was Senior Vice President, Controller and Chief Accounting Officer for The Interpublic Group of Companies, Inc., one of the world’s largest advertising and marketing services companies. Before Interpublic, Mr. Cyprus held positions of increasing responsibility at AT&T for more than 22 years, serving in his most recent role as Vice President, Controller and Chief Accounting Officer from 1999 to 2004. Mr. Cyprus earned his Bachelor’s degree in accounting from Fairleigh Dickinson University and an MBA from New York University, Stern School of Business. He is an active Certified Public Accountant in the State of New Jersey. Mr. Cyprus brings to our Board valuable managerial, financial and accounting experience serving companies with global operations.

Bruce G. Goodman

Bruce G. Goodman has been a director since May 2000. He has been General Counsel of Shepherd Kaplan LLC (an investment advisor registered with the SEC) since April 2008. Effective November 1, 2017, he also became Co-General Counsel of Shepherd Kaplan Krochuk, LLC (also an investment advisor registered with the SEC), when that firm acquired Shepherd Kaplan LLC. From April 1995 to April 2008, he was a partner of the law firm of Hinckley, Allen & Snyder LLP. In addition to his perspective as a non-management director, Mr. Goodman provides to the Board experience as a business lawyer with substantial experience and insight into the investment markets obtained as general counsel to an investment advisory firm.

William J. Grubbs

William J. Grubbs has been a director since February 2017, when he was appointed as an interim director; Mr. Grubbs was subsequently elected as a director in June 2017. Mr. Grubbs became President, Chief Operating Officer and a director of Cross Country Healthcare, a NASDAQ-listed company that specializes in healthcare workforce solutions, on April 1, 2013. He was appointed Chief Executive Officer of Cross Country Healthcare on July 5, 2013. Beginning in October 2012 and continuing until March 2013, Mr. Grubbs was Executive Vice President and Chief Operating Officer of Trueblue, Inc. From October 2011 until October 2012, Mr. Grubbs worked as a freelance consultant. From November 2005 through October 2011, Mr. Grubbs held various senior executive positions with SFN Group, Inc., including Executive Vice President and Chief Operating Officer commencing in January 2007. Mr. Grubbs holds a B.S. degree in Computer Science from the University of New Hampshire.

Dana Messina

Dana Messina has served as Chairman since October 2015 and has been a director since May 2015. Mr. Messina was Chief Executive Officer and a director of Steinway Musical Instruments from August 1996 to October 2011. Mr. Messina also owns and serves as the President of Kirkland Messina LLC, a firm founded in 1994 that specializes in financial advisory services. Prior to founding Kirkland Messina,

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Mr. Messina was a Senior Vice President in the High Yield Bond Department at Drexel Burnham Lambert Incorporated. As of January 30, 2018, Mr. Messina serves as a member of the board of directors of iPic Entertainment Inc. Mr. Messina graduated magna cum laude from Tufts University with a Bachelor’s of Science in mechanical engineering, and received an MBA from the Harvard Business School. Mr. Messina brings to our Board significant operating and financial expertise as well as substantial experience as a public company director.

Laurie Siegel

Laurie Siegel has been a director since May 2015. Ms. Siegel has been the President of LAS Advisory Services, a firm providing advice to organizations on issues related to talent management, succession planning, organizational capability and culture since January 2013. Ms. Siegel was the Chief Human Resources Officer at Tyco International Ltd. from January 2003 until November 2012. She joined the company as part of a new leadership team charged with restoring the company’s reputation, financial health and governance practices. Ms. Siegel had responsibility for rebuilding the leadership team, executing a strategy to restore the confidence of the company’s employees and building an HR function with deep expertise in global human resources practices. Since February 2009, Ms. Siegel has been a member of the board of directors, and Chair of the compensation committee, of CenturyLink, Inc., a broadband, telecommunications and data hosting company, and a director and Chair of the compensation committee of FactSet Research Systems Inc., a multinational financial data and software company. Ms. Siegel has an MBA and a Master’s degree in City and Regional Planning, both from Harvard University. She completed her Bachelor’s degree at the University of Michigan. Ms. Siegel serves as an advisor to the G100 Network. Ms. Siegel brings to our Board substantial experience as a human resources executive with large global enterprises as well as substantial public company board experience.

Arnold Ursaner

Arnold Ursaner has been a director since June 2017. From April 2015 until the present, Mr. Ursaner has managed the Ursaner Family Office, a private investment firm. Mr. Ursaner served as the founder and president of CJS Securities, Inc. from September 1997 through April 2015. In this capacity, he oversaw the strategy and growth of the company, which specialized in providing in-depth, fundamental research on small-capitalization and mid-capitalization companies viewed by CJS as underfollowed or misunderstood. Since 2010, Mr. Ursaner has served as a board member of Friends of Karen, a nonprofit organization. Previously, Mr. Ursaner served as the head of the Finance Committee of Friends of Karen from 2014 to 2017, and he served as Vice President of the organization in 2015. Mr. Ursaner earned a B.S. degree in Economics from the State University of New York at Stony Brook. He was awarded the Best on the Street Award for General Industrial Services in 2003, Best on the Street Award for Business Services in 2006 and The Wall Street Journal StarMine award as the #1 Rated Analyst in Business and Industrial Services.

Corporate Governance

The Company’s business and affairs are managed and under the direction of the Board. Members of the Board are kept informed of the Company’s business through discussions with the Company’s Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in regular and special meetings of the Board and its committees. Our Board has standing Audit, Nominating/Corporate Governance, and Compensation Committees. The Company’s policies and procedures with respect to the Board, as well as information regarding the roles and responsibilities of Board committee chairs and their committees, which are comprised solely of independent directors, are set forth in the committee charters and in our Corporate Governance Guidelines, copies of which are available in the Corporate Governance section of the Company’s website, at www.volt.com.

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The Board held eight meetings during fiscal year 2017. All directors serving as of the 2017 Annual Meeting attended the 2017 Annual Meeting, with the exception of James E. Boone, who was not nominated for re-election at the 2017 Annual Meeting.

Audit Committee

The Audit Committee provides assistance to the Company’s directors in fulfilling the Board’s oversight responsibility as to the Company’s accounting, auditing and financial reporting practices and as to the quality and integrity of the publicly distributed financial reports of the Company. The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the independent auditor engaged to issue audit reports on our financial statements and internal control over financial reporting. The Audit Committee relies on the expertise and knowledge of management, the internal auditor, and the independent auditor in carrying out its oversight responsibilities. All services provided by our independent registered public accounting firm require prior approval of the Audit Committee, with limited exceptions as permitted by the SEC’s Rule 2-01 of Regulation S-X. Among the factors considered by the Audit Committee in evaluating the performance of the independent registered public accounting firm are service quality, responsiveness, quality of audit team personnel and lead audit partner, management of the overall annual audit process, and understanding of the Company’s industry, business and internal control environment.

Among its functions, the Audit Committee reviews:

•	the audit plans and findings of our independent registered public accounting firm and our internal audit activities, as well as the results of regulatory examinations, and tracks management’s corrective action plans where necessary;

•	our consolidated financial statements, including any significant financial items and changes in accounting policies, with our senior management and independent registered public accounting firm; and

•	our financial risk and internal control procedures, and significant tax and legal matters.

Each member of the Audit Committee, which is currently comprised of Nick S. Cyprus (Chair), Bruce G. Goodman, Dana Messina and Arnold Ursaner, is financially literate and meets the current independence requirements for Audit Committee membership under both the rules of the SEC and the NYSE American Exchange (“NYSE American”). The Board has determined that Nick S. Cyprus is an “audit committee financial expert” within the meaning of the applicable SEC rules and that he possesses accounting and related financial management expertise within the meaning of the rules of the NYSE American.

The Audit Committee operates under a written charter, adopted by our Board, whose adequacy is reviewed at least annually. The Audit Committee held six meetings during fiscal year 2017.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee consists of Bruce G. Goodman (Chair), Nick S. Cyprus, Dana Messina and Laurie Siegel. The Nominating/Corporate Governance Committee is comprised entirely of directors determined by the Board to be “independent” for purposes of the applicable NYSE American rules.

The Nominating/Corporate Governance Committee operates under a written charter adopted by our Board. The responsibilities of the Nominating/Corporate Governance Committee include: identifying, evaluating and recommending to the Board prospective nominees for director; reviewing the Company’s corporate governance policies and making recommendations to the Board from time to time regarding matters of corporate governance; and reviewing the performance of the Board and its members. The Nominating/

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Corporate Governance Committee has not established a formal process to identify and evaluate prospective nominees for director. However, in considering individuals for nomination to stand for election, the Nominating/Corporate Governance Committee will consider: (1) the current composition of directors and how they function as a group; (2) the skills, experiences or background, and the personalities, strengths, and weaknesses of current directors; (3) the value of contributions made by individual directors; (4) the need for a person with specific skills, experiences or background to be added to the Board; (5) any anticipated vacancies due to retirement or other reasons; and (6) other factors that may enter into the nomination decision. The Nominating/Corporate Governance Committee endeavors to select nominees that contribute requisite skills and professional experiences in order to advance the performance of the Board and establish a well-rounded Board with diverse views that reflect the interests of our shareholders. The Nominating/Corporate Governance Committee considers diversity as one of a number of factors in identifying nominees for directors; however, there is no formal policy in this regard. The Nominating/Corporate Governance Committee views diversity broadly to include diversity of experience, skills and viewpoint, in addition to traditional concepts of diversity. The Nominating/Corporate Governance Committee held four meetings during fiscal year 2017.

Compensation Committee

The Compensation Committee consists of Laurie Siegel (Chair), Nick S. Cyprus and William J. Grubbs. The Compensation Committee is comprised entirely of directors determined by the Board to be “independent” for purposes of the applicable NYSE American rules. The Compensation Committee operates under a written charter adopted by our Board. Under its charter, the Compensation Committee may delegate certain of its authority to a subcommittee, and, pursuant to its charter, has delegated authority to our CEO to review and make certain decisions with respect to the compensation of employees of the Company who are not senior officers. The Compensation Committee is responsible for establishing, implementing and monitoring the Company’s executive compensation policies and programs. The Company’s executive compensation program is designed to meet three principal objectives:

•	attract, motivate and retain the talented executives who are a critical component of the Company’s long-term success by providing each with a competitive total compensation package;

•	ensure that executive compensation is aligned with both the short- and long-term interests of shareholders; and

•	motivate and reward high levels of team and individual performance.

During fiscal year 2017, the Compensation Committee continued to retain the services of ClearBridge Compensation Group, LLC (“ClearBridge”), an independent compensation consultant, as advisor to the Compensation Committee. The Compensation Committee provides direction to its compensation consultants with respect to its role in reviewing management recommendations, attending committee meetings, and with respect to other matters related to the scope of the compensation consultant’s engagement. The Compensation Committee held seven meetings during fiscal year 2017.

Additional information regarding the Compensation Committee and our policies and procedures regarding executive compensation, including the role of compensation advisors and executive officers in recommending executive compensation, is provided in the “Executive Compensation—Compensation Discussion & Analysis” section of this Proxy Statement.

Board Leadership Structure

We have historically considered whether to combine or separate the roles of Chief Executive Officer and Chairman in light of what was in the best interests of the Company’s shareholders at the time. During fiscal year 2017, Dana Messina served as our independent, non-executive Chairman. We believe this structure

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continues to be appropriate, as it allows Mr. Dean, as the President and Chief Executive Officer, to focus on leading the Company’s business at a time when we are actively seeking to advance the Company’s financial position. Our Chairman chairs meetings of our independent directors. Our independent directors meet regularly without management, including our Chief Executive Officer, and are active in the oversight of our Company. Our Board and each Board committee have access to members of our management and the authority to retain independent legal, accounting or other advisors as they deem necessary or appropriate. During fiscal year 2017, our CEO, Mr. Dean, did not and does not serve on any Board committee.

Our Chairman fulfilled the role of chairing meetings during fiscal year 2017. In such role, the Chairman:

•	chairs meetings and executive sessions at which only the independent directors attend; and

•	recommends to the Chief Executive Officer the retention of outside advisors and consultants who report directly to the Board.

We believe that our Board leadership structure provides an appropriate balance between strong and strategic leadership and independent oversight of our Company, and that our Board leadership structure continues to serve the best interests of our Company and shareholders.

Risk Oversight

The Audit Committee of our Board oversees our risk management process. The day-to-day responsibility for our risk management process rests with our Chief Executive Officer, Senior Vice President and Chief Financial Officer, and our Vice President of Risk Management. Our Senior Vice President and Chief Financial Officer and our Vice President of Risk Management provide periodic updates to the Audit Committee regarding, among other things, risk assessments and actions taken to mitigate risk. In 2016, the Company formalized its existing risk management process by implementing an Enterprise Risk Management (“ERM”) program. The goal of the ERM program is to formally identify and evaluate risks that may affect the Company’s ability to execute its corporate strategy and fulfill its business objectives. The ERM program employs a disciplined approach to identifying, documenting, evaluating, communicating, and monitoring enterprise risk management within the Company. In addition, our Director of Internal Audit, and during periods when that position is vacant, our Vice President of Risk Management, provide reports directly to the Chairman of the Audit Committee and provide periodic updates to the Audit Committee regarding risk management issues, particularly those regarding accounting and finance-related risks. Our General Counsel provides periodic updates to the Audit Committee regarding material legal claims against the Company.

Code of Business Conduct and Ethics

The Company has a Code of Business Conduct and Ethics. Directors, officers and all employees of the Company must act in accordance with these policies. The Code of Business Conduct and Ethics requires, among other things, all employees to engage in honest and ethical conduct in performing their duties, provides guidelines for the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, and provides mechanisms to report unethical conduct.

Please see the section entitled “Availability of Corporate Governance Documents” below for information on how to view or obtain a copy of our Code of Business Conduct and Ethics.

Corporate Governance Guidelines

As a part of our Board’s commitment to sound corporate governance, our Board has adopted a set of “Corporate Governance Guidelines”, which guides the operation of the Board and its committees. The Nominating/Corporate Governance Committee reviews our Corporate Governance Guidelines at least annually and recommends any changes to our Board for its consideration and approval.

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Our Corporate Governance Guidelines cover, among other topics:

•	board structure and composition;

•	director independence;

•	board member nomination and eligibility requirements;

•	board leadership and executive sessions;

•	committees of the board;

•	director responsibilities;

•	board and committee resources, including access to officers, employees and independent advisors;

•	director compensation;

•	director orientation and ongoing education;

•	succession planning; and

•	board and committee self-evaluations.

Please see the section entitled “Availability of Corporate Governance Documents” below for information on how to view or obtain a copy of our Corporate Governance Guidelines.

Availability of Corporate Governance Documents

To learn more about the Company’s corporate governance and to view our Corporate Governance Guidelines, Code of Business Conduct and Ethics, other significant corporate policies and all charters of committees of the Board, please visit the Corporate Governance section of the Company’s website, www.volt.com. Copies of these documents are also available without charge upon request to Volt Information Sciences, Inc., 1133 Avenue of the Americas, 15th Floor, New York, New York 10036, Attention: Investor Relations. The telephone number for this office is 212-704-7921.

Procedures for Recommending Directors

There have been no material changes to the procedures by which our shareholders may recommend nominees to our Board from those procedures set forth in our By-Laws. According to our By-Laws, in order to do so, a shareholder must give us written notice not less than 120 days nor more than 150 days prior to the one-year anniversary of the date of the notice of the annual meeting of shareholders that was held in the immediately preceding year and must otherwise comply with the requirements set forth in our By-Laws; provided, however, that if the 2019 annual meeting date is advanced by more than 30 days before or delayed by more than 30 days after the one-year anniversary date of this year’s Meeting and less than 130 days’ informal notice to shareholders or other prior public disclosure of the date of the 2019 annual meeting is given or made, then shareholders must provide notice to the Company within the time periods specified in the By-Laws.

Shareholders may submit names of qualified director candidates, together with detailed information on the proposed candidates’ backgrounds, to Volt Information Sciences, Inc., 1133 Avenue of the Americas, 15th Floor, New York, New York 10036, Attention: Secretary—Director Candidates, for referral to the Nominating/Corporate Governance Committee for consideration.

Family Relationships

Bruce G. Goodman, a 3.79% shareholder and director of the Company, is the husband of Linda Shaw (a 6.27% shareholder) who is (i) the daughter of William Shaw, who co-founded the Company in 1950 and

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served as its President and Chief Executive Officer until his death in March 2006 and (ii) the niece of Jerome Shaw, who co-founded the Company in 1950 and served as an officer of the Company until February 27, 2017, and currently holds the honorary title of Founder and Executive Vice President Emeritus of the Company. There are no other family relationships among the executive officers or directors of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) requires our directors and executive officers and persons who own more than ten percent (10%) of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Such persons are required by the SEC to furnish the Company with copies of all Section 16(a) forms that they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations from certain reporting persons, all required Section 16(a) filings applicable to its directors, executive officers and greater-than-ten-percent beneficial owners were properly filed during fiscal year 2017.

Indemnification; Insurance

New York law permits a corporation to purchase insurance covering a corporation’s obligation to indemnify directors and officers and also covering directors and officers individually, subject to certain limitations, in instances in which they may not otherwise be indemnified by the corporation. The Company maintains insurance policies with various insurance companies covering reimbursement to the Company for any obligation it incurs as a result of indemnification of officers and directors and also covering indemnification for officers and directors individually in certain cases where additional exposure might exist.

Committee Interlocks and Insider Participation in Compensation Decisions

During fiscal year 2017, all members of the Compensation Committee were independent directors. During fiscal year 2017, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of any entity whose executive officers also served on our Compensation Committee. No member of our Compensation Committee was an officer of the Company during fiscal year 2017.

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AUDIT COMMITTEE REPORT

The Audit Committee met and held discussions with management and the Company’s independent registered public accounting firm. The Audit Committee has reviewed and discussed the consolidated financial statements with management and the Company’s independent registered public accounting firm.

The Audit Committee discussed with the independent registered public accounting firm matters to be discussed as required by the Public Company Accounting Oversight Board (“PCAOB”), rules of the Securities and Exchange Commission (“SEC”), and other applicable regulations.

In addition, the Audit Committee has reviewed and discussed with the Company’s independent registered public accounting firm the firm’s independence from the Company and its management. The Audit Committee received from the independent registered public accounting firm the written disclosures and the letter regarding its independence as required by the PCAOB’s applicable requirements.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal year 2017, as filed with the SEC. The Audit Committee also has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2018.

Nick S. Cyprus (Chair)

Bruce G. Goodman

Dana Messina

Arnold Ursaner

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AUDIT COMMITTEE REPORT

ITEM 2.    PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP

AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The members of our Audit Committee and our Board believe that the continued retention of Ernst & Young LLP as our independent registered public accounting firm is in the best interests of the Company and its shareholders.

In light of this, our Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2018. We are submitting the appointment of our independent registered public accounting firm for shareholder ratification at the Meeting, although we are not legally required to do so. If our shareholders do not ratify the appointment, our Audit Committee will reconsider whether to retain Ernst & Young LLP, but may still retain them. Even if the appointment is ratified, the Audit Committee may change the appointment at any time if it determines that such a change would be in the best interests of the Company and its shareholders.

Ernst & Young LLP has advised the Company that it has no direct, nor any material indirect, financial interest in the Company or any of its subsidiaries. A representative of Ernst & Young LLP is expected to be present at the Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

The Board will offer the following resolution at the Meeting:

RESOLVED: That the appointment by the Board of Ernst & Young LLP to serve as the independent registered public accounting firm of the Company for fiscal year 2018 be, and hereby is, ratified and approved.

Your Board recommends that you vote FOR this item. Unless you specify otherwise, the Board intends the accompanying proxy to be voted for this item.

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AUDIT COMMITTEE REPORT

ITEM 3.    ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our 2017 Named Executive Officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC under Section 14A of the Exchange Act. At the 2017 Annual Meeting, our shareholders approved holding Say-on-Pay advisory votes annually and, accordingly, the Board has adopted a policy of holding Say-on-Pay advisory votes on an annual basis. The next Say-on-Pay advisory vote will be held at the 2019 Annual Meeting of Shareholders.

Our compensation program is intended to attract, motivate and reward the executive talent required to achieve our corporate objectives and increase shareholder value. The Compensation Committee has continued to evaluate how best to structure its compensation programs to ensure that our executives are being appropriately and competitively compensated while also maintaining compensation levels commensurate with our financial and stock performance. Target total direct compensation for the 2017 Named Executive Officers is positioned at or around the 25th percentile of the Company’s peer group. After the 2017 Annual Meeting, we granted our 2017 Named Executive Officers fewer stock options and restricted stock units in respect of long-term incentive (“LTI”) grants, which resulted in our Named Executive Officers receiving a 2017 LTI award with a grant date value that was less than the applicable target grant date value. This was done in order to conserve shares under the 2015 Equity Incentive Plan (the “2015 Plan”) in light of the decline in our stock price at or around the time 2017 LTI awards were being contemplated, as well as to better manage dilution. Further, our 2017 Named Executive Officers earned an average of 43% of their target annual bonuses for 2017, based solely on achievement of their respective individual MBOs. Given we did not meet our pre-established financial performance goals, our 2017 Named Executive Officers did not receive any annual bonus with respect to the 65% of their respective bonus targets attributable to our financial performance.

We believe that our executive compensation program for fiscal year 2017 is competitive and provides an appropriate balance between risks and rewards. Accordingly, the Board will present the following resolution at the Meeting:

RESOLVED, that our shareholders approve, on an advisory basis, the executive compensation program for the 2017 Named Executive Officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion & Analysis, the Fiscal Year 2017 Summary Compensation Table, and the related tables and narrative disclosures included in this Proxy Statement.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the total compensation of our 2017 Named Executive Officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. To the extent there is any significant vote against the 2017 Named Executive Officers’ compensation, the Board and the Compensation Committee will evaluate what actions, if any, may be appropriate to address the concerns of our shareholders.

Your Board recommends that you vote FOR, on a non-binding, advisory basis, the compensation of our 2017 Named Executive Officers, as disclosed in the Compensation Discussion & Analysis, the Fiscal Year 2017 Summary Compensation Table and the related tables and narrative disclosures included in this Proxy Statement.

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EXECUTIVE COMPENSATION

Executive Summary

During fiscal year 2017, we continued to make strides toward returning the Company to a profitable and growing business. However, there is still more work to be done before our business reaches its full potential. As we continue to make progress toward executing our turnaround strategy, we remain focused on recruiting and retaining top talent, but are equally committed to emphasizing the link between the performance of our business and the compensation of our executives.

2017 Business Highlights

Fiscal year 2017 was a year devoted to the continued advancement of our business plan, with the goal of returning our business to profitable growth. In connection with implementing our business plan, we continued to focus on three key elements: (1) enhancing our balance sheet; (2) improving our cost structure and margins; and (3) achieving top line growth. Some examples of the steps we have taken during fiscal year 2017 to implement our business plan are described below:

•	Enhancing our balance sheet. At the end of the fourth quarter, we completed the sale of our quality assurance business (“VMC”), which was our lone remaining non-core asset. We are very pleased with the value-creating outcome—the sale generated net proceeds of $66.8 million, which enhanced our balance sheet liquidity and financial flexibility and allowed us to pay down $50.0 million in outstanding debt. During the second quarter, we completed the sale of our information technology infrastructure services business, which sale generated net proceeds of $13.1 million. Combined with the sale of VMC, these initiatives substantially improved our overall liquidity position.

•	Improving our cost structure and margins. Our goal is to reduce complexity and identify and remove manual and redundant processes, while simplifying the organization, all with a focus on aligning our support infrastructure with the requirements of our business, specifically focusing on core business offerings and on market sectors where we are profitable or that have long-term growth potential. During the fourth quarter, sales, administrative and other operating costs improved by 1.0% compared with the 2016 fourth quarter, and for the full year, we reduced costs by a net total of $6.8 million, or 3.3%, through cost reduction activities. In fiscal year 2017, we successfully expanded gross margins by 52 basis points year-over-year.

•	Improving efficiencies and competitiveness. In the second quarter, we deployed a new information technology system which encompasses our front-end recruitment and placement platform as well as our back-office financial suite. This upgrade was critical to our success as it mitigated potential risks from outdated software. It will reduce costs, improve operating efficiencies, support our front-end recruitment and placement capabilities, as well as increase efficiencies in our back-office financial suite. Ultimately, these upgrades are expected to improve our time to market and competitiveness in recruiting delivery as well as increase operating efficiencies and reduce our operating costs.

•	Generating new customer engagements and expanding relationships company-wide to drive revenue growth. Within our traditional staffing operations, our pipeline of potential new business is strong and we continue to add revenue from new clients at a rate of 7% per quarter. For example, we won a large piece of business with a global leader in Engineering Repair and Logistics to provide light industrial positions in multiple locations across the U.S. Our managed services provider division is also growing, as we have won five significant new clients during the latter half of the year. These clients will not only benefit from the managed services provider division, but will provide additional revenue potential for our traditional staffing operations. Notably, after the sale of VMC, our remaining customer care solutions business has achieved 10% year-over-year revenue growth and is our fastest growing business.

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EXECUTIVE COMPENSATION

How our 2017 Executive Compensation Program Aligned with our 2017 Performance

•	During fiscal year 2015, following discussions with management and our independent compensation consultant, the Compensation Committee determined that our executive compensation programs needed to be revamped in order to motivate and reward performance that improves our financial performance, profitably grows our businesses, and supports the creation of long-term sustainable value for our shareholders.

•	Since then, we have continued to thoughtfully review our compensation programs to ensure that we are appropriately incentivizing our executives while adequately adapting to an evolving business climate and industry challenges.

•	Beginning in fiscal year 2016, we introduced performance goals and targets for our Annual Incentive Plan that were significantly more formula-driven than those utilized in previous years in order to better align our compensation programs with our pay-for-performance philosophy; specifically, 65% of the formula is based on Company financial performance targets. We retained this approach for fiscal year 2017.

•	For fiscal year 2017, our executive officers were eligible to earn short-term incentives under our Annual Incentive Plan based on achievement of pre-established financial goals of the Company and individual management-based objectives (“MBOs”) tied to our business plan, as well as long-term incentives in the form of stock options (which only bring value to the executive if our stock price appreciates following the grant date) and restricted stock units (which lose value if our stock price has decreased since the grant date).

•	Our 2017 Named Executive Officers earned an average of 43% of their target annual bonuses for 2017, based solely on achievement of their respective individual MBOs. Given we did not meet our pre-established financial performance goals, our 2017 Named Executive Officers did not receive any annual bonus with respect to the 65% of their respective bonus targets attributable to our financial performance.

•	Target total direct compensation for the 2017 Named Executive Officers is positioned at or around the 25th percentile of the Company’s peer group.

Reported vs. Realizable Pay

In reviewing the compensation information provided in this Proxy Statement, it is important for shareholders to note that the grant date target values shown for long-term incentive awards granted each year do not necessarily equate to the actual compensation that may be received by the executive in respect of those awards. The difference between these two concepts is often referred to as “reported” versus “realizable” pay. Reported pay refers to the value reported in the compensation tables required under Item 402 of Regulation S-K, which we calculate based on applicable SEC rules and guidance. Realizable pay refers to the potential value of compensation awarded over a defined period, valued at a specific point in time (i.e., valued as of fiscal year end). For example, the value of restricted stock units granted to our 2017 Named Executive Officers as shown in the Summary Compensation Table for 2017 was calculated by multiplying the number of restricted stock units granted by the closing stock price of our common stock on the grant date; however, the executive will not necessarily realize that amount, because the amount of compensation realizable by the executive will be determined (generally) by multiplying the number of restricted stock units vested by the closing stock price of our common stock on the vesting date. If our stock price declines over time, the executive will receive less than the grant date value reported for those awards. For example, as of fiscal year end, the exercise price applicable to 100% of the stock options previously granted to our CEO exceeded our stock price.

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The chart below illustrates this concept:

Reported compensation reflects Summary Compensation Table reported values, excluding items that fall under All Other Compensation, in each fiscal year shown. Realizable compensation reflects the following for each fiscal year shown: (i) actual salary paid; (ii) actual cash bonus and cash incentives earned; (iii) value of RSUs granted, calculated as of the Company’s 2017 fiscal year-end closing stock price ($3.90 per share on October 27, 2017); and (iv) in-the-money value of stock options granted, calculated as of the Company’s 2017 fiscal year-end closing stock price ($3.90 per share on October 27, 2017). Note that Mr. Dean served as Interim President & CEO during fiscal year 2015 and was appointed President & CEO on October 19, 2015. Mr. Dean’s compensation for purposes of the above illustration excludes compensation he received prior to becoming CEO for his role as a non-employee director of the Company.

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2017 Target Pay Mix for our Chief Executive Officer

To align pay levels for named executive officers with the Company’s performance, our fiscal year 2017 pay emphasizes performance-based initiatives. As an example, over 75% of our CEO’s 2017 target total direct compensation (e.g., annual bonus and long-term incentives), was variable/“at-risk”:

2017 Advisory Vote on Executive Compensation and Compensation Committee Response

Our Compensation Committee pays close attention to the views of our shareholders when making determinations regarding executive compensation matters. At the 2017 Annual Meeting, we held a “Say-on-Pay” advisory vote on the executive compensation program of the named executive officers for fiscal year 2016. Our shareholders approved the compensation of the 2016 named executive officers, with 66.3% of shareholder votes cast in favor of the executive compensation program. Although our shareholders approved this proposal, the Compensation Committee was interested in understanding what actions the Compensation Committee could consider taking in the future to increase shareholder support.

Following the 2017 Annual Meeting, the Compensation Committee began the process of developing a shareholder outreach program designed to better understand investor concerns related to the existing executive compensation program. Although the Board has historically engaged in shareholder outreach efforts to discuss our executive compensation programs and corporate governance matters generally, this outreach effort was intended to specifically focus on investor feedback with respect to elements of executive compensation. Beginning in November 2017 and throughout the first quarter of 2018, the Chair of the Board and the Chair of the Compensation Committee (both of whom are independent directors) engaged in an extensive shareholder outreach effort that included contacting 8 of our largest shareholders (representing approximately 50% of common stock outstanding). Either the Chair of the Board or the Chair of the Compensation Committee spoke directly with each such investor (without the involvement of management), and had the opportunity to ask those investors directly about aspects of our compensation programs. The majority of the feedback highlighted an overall dissatisfaction with our current stock price performance. As it pertains to the executive compensation program specifically, certain investors expressed concerns with respect to dilution, and others had questions with respect to how compensation aligns with our financial performance.

We believe our continued efforts to enhance liquidity, improve margins and grow revenue have substantially strengthened our financial condition over the past year. Nonetheless, we can understand shareholder discontent regarding our current stock price and financial performance. However, the results of our outreach effort highlight that the lower than expected percentage of votes cast in favor of last year’s Say-on-Pay vote is not necessarily a result of any particular issue with our executive compensation program. Certain

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shareholders had no significant concerns with the program, yet others had questions or concerns which could be addressed through further disclosure. In response, we have endeavored to clarify in this Proxy Statement certain elements of our executive compensation program so our shareholders can better understand (i) the limited dilutive effect of our outstanding equity grants, (ii) the reported versus realizable total compensation levels for our 2017 Named Executive Officers, and (iii) how our current compensation program is structured and why it is appropriate for our company at this stage of our turnaround strategy. Given the timing of our annual equity awards in June, we will continue to consider all possible equity incentive vehicles for future grants.

Taking into account the concerns our shareholders have expressed in the past over the dilutive effects of equity-based awards, we granted our 2017 Named Executive Officers stock options and restricted stock units with a grant date value that was less than the applicable target value. For example, for 2017, Mr. Dean’s target LTI value was $1,600,000, but he received an LTI award with a grant date fair value of $1,140,985. As of fiscal year-end, the actual value of this LTI award if it were fully vested and exercised on October 27, 2017, was only $340,985. This fact highlights that neither the target grant date value nor the grant date fair value is necessarily reflective of the amount of compensation that may actually be received by the CEO in respect of his long-term equity incentive award. In addition, the Compensation Committee is considering the possibility of expanding upon its use of cash-based LTI awards in lieu of all or a portion of equity-based awards to better manage dilution, a practice that was initiated during 2017 for a subset of LTI participants.

Moreover, the Compensation Committee has considered how, historically, our 2015 Plan has had limited dilutive effect on our shareholders and has undertaken to better clarify this fact to our shareholders. As of our 2017 fiscal year end, all of the stock options granted under our 2015 Plan were out of the money. Only 5.9% of the 3,000,000 shares authorized to be granted under the 2015 Plan have had a dilutive effect to date. Dilution from vested restricted stock units and possible dilution from unvested restricted stock units was only 2.3% of the Company’s common stock outstanding (as of our 2017 fiscal year end), with actual dilution from vested restricted stock units at 0.8% of the Company’s total common stock outstanding at such time.

With respect to our pay for performance model, the Compensation Committee believes that its existing compensation programs are designed to align executive compensation with our performance. For example, this year, in respect of performance achieved in fiscal 2017, our 2017 Named Executive Officers only earned an average of 43% of their target annual bonuses for 2017, which amounts were based solely on achievement of their respective individual MBOs. Our 2017 Named Executive Officers did not earn any bonus for financial performance due to the below threshold level of achievement of the applicable financial goals established for 2017. Recognizing there is still room for improvement, the Compensation Committee is considering the feasibility of establishing long-term performance metrics to be applicable to future grants of LTI awards to certain participants, including our named executive officers. In response to certain investor feedback, we have taken steps to include a clearer explanation of why we believe our compensation programs are working from a pay for performance perspective (for example, see the “CEO Reported vs. Realizable Pay” chart shown above and the description of the 2017 AIP under “Annual Incentives” below).

The Compensation Committee will consider the results from this year’s shareholder advisory vote in its ongoing evaluation of our executive compensation programs and practices. The Compensation Committee hopes that shareholders will consider the foregoing when casting votes on this year’s Say-on-Pay proposal.

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Dos and Don’ts of Compensation Practices

During fiscal year 2017, we either implemented, employed, or refrained from the following compensation practices:

What We Do	What We Don’t Do

✓	Align pay and performance	✗	No separate change-in-control agreements or severance agreements

✓	Include “double-trigger” change in control provisions in equity awards	✗	No excessive perquisites

✓	Apply share retention and share ownership guidelines of 5x base salary for our CEO and 1x base salary for all other officers subject to Section 16 of the Exchange Act	✗	No tax gross-up provisions contained in employment contracts

✓	Prohibit hedging and discourage pledging of Company stock, which requires pre-approval

✓	Utilize retentive tools such as reasonable post-employment compensation

✓	Include clawback provisions in equity awards

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EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION & ANALYSIS

This Compensation Discussion & Analysis (this “CD&A”) describes our executive compensation philosophy and programs, the compensation decisions made under those programs, and the Compensation Committee’s considerations in making those decisions.

Our 2017 Named Executive Officers

This CD&A focuses on the compensation of our 2017 Named Executive Officers, who were:

•	Michael D. Dean, President and Chief Executive Officer

•	Paul Tomkins, Senior Vice President and Chief Financial Officer

•	Nancy Avedissian, Senior Vice President, General Counsel & Corporate Secretary

•	Ann R. Hollins, Senior Vice President and Chief Human Resources Officer

•	Leonard Naujokas, Chief Accounting Officer and Controller

How Each Element of our Executive Compensation Program Works

The 2017 executive compensation program for our 2017 Named Executive Officers consisted of one or more of the elements shown in the chart below. Target total direct compensation for the 2017 Named Executive Officers is positioned at or around the 25th percentile of the Company’s peer group.

Element	Description	Why We Choose to Pay It
Base Salary	Fixed cash based on the executive’s past and potential future performance, scope of responsibilities, experience and competitive market practices	Provides the executive with certainty for a portion of compensation that is not at risk, and is generally unaffected by fluctuations in our performance or the market in general
Annual Incentive Compensation	Cash payment tied to meeting short-term, pre-established goals related to our overall profitability and other key performance indicators	Motivates executives to achieve superior annual financial, operational and strategic performance
Stock Options	Time-vested stock price appreciation awards, that typically vest in equal installments over a three-year period	Aligns compensation with changes in our stock price and shareholder return experience, as the ultimate value received by executives holding stock options is wholly dependent on stock price appreciation
Restricted Stock Units	Time-vested stock units that typically vest in equal installments over a three-year period	Aligns compensation with changes in our stock price and the creation of shareholder value, increases executive stock ownership, and strengthens retention

Base Salary

Base salary is the fixed component of an executive’s annual cash compensation. Base salaries for our 2017 Named Executive Officers in respect of fiscal year 2017 were primarily determined based on one or more of the following factors: (i) base salaries paid to similarly positioned executives within the Company and

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competitive market data for each role; (ii) the terms of any contractual arrangements; (iii) salaries paid historically; (iv) tax and accounting considerations; and (v) personal performance as assessed by the Compensation Committee.

None of our 2017 Named Executive Officers received an increase in base salary during the last three fiscal years (including 2017), except for Mr. Naujokas, who received an increase in base salary from $210,000 to $240,000 as a result of his promotion to the position of Chief Accounting Officer & Controller in June of 2017. Adjustments in base salary for our 2017 Named Executive Officers are discretionary and are generally considered no more frequently than every 12 months, if at all.

Annual Incentives

Our 2017 Named Executive Officers and other key employees receive short-term compensation in the form of cash-based annual bonuses under our Annual Incentive Plan (the “AIP”). Under the AIP, participants are eligible to earn bonuses based on the achievement of pre-established corporate performance goals and individual MBOs. Target annual bonus opportunities are set by the Compensation Committee at the beginning of each fiscal year and represent a percentage of the participant’s annual base salary. Our 2017 Named Executive Officers earned only an average of 43% of their target target bonuses for 2017, which amounts were based solely on achievement of their respective individual MBOs.

Annual incentives payable to our 2017 Named Executive Officers in respect of fiscal year 2017 were based on the formula illustrated below:

2017 Corporate Financial Performance Goals

At the beginning of fiscal year 2017, the Compensation Committee established the corporate financial goal applicable to the fiscal year 2017 performance period, which for the 2017 Named Executive Officers consisted of corporate operating income of the Company (the “2017 Corporate Operating Income Goal”). Given the Company’s current turnaround strategy, the Compensation Committee determined that the 2017 Corporate Operating Income Goal was the most appropriate performance metric against which to measure achievement. In determining amounts payable under the AIP, the 2017 Corporate Operating Income Goal was weighted at 65% and the individual performance goals (i.e., MBOs, as discussed below) were weighted at 35%.

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The table below sets forth the applicable threshold, target and maximum level of performance with respect to the 2017 Corporate Operating Income Goal:

Performance Goal	Threshold	Target	Maximum
Corporate Operating Income (in 000s) (1)	($5,492)	($1,582)	$2,328

Payout Level (as % of Target)	50%	100%	200%

(1)	Excluding special items as indicated below.

In connection with its establishment of the 2017 Corporate Operating Income Goal, the Compensation Committee identified certain unbudgeted items and events that could be applied as adjustments in connection with its determination of the 2017 Corporate Operating Income Goal following the end of fiscal year 2017 (the “Pre-Established Adjustment Items”). Following the Compensation Committee’s determination of the Company’s achievement of the 2017 Corporate Operating Income Goal, the Compensation Committee decided it was appropriate to apply certain of the Pre-Established Adjustment Items to the corporate and divisional operating income actually achieved in respect of fiscal year 2017. Such Pre-Established Adjustment Items consisted of (i) charges for the impairment of goodwill or other intangible assets and (ii) changes in currency exchange rates. Following the end of fiscal year 2017, the Compensation Committee determined it was appropriate to apply “Additional Adjustment Items” (which had not been pre-established at the time the 2017 Corporate Operating Income Goal as established) in order to account for (i) gains realized in connection with the sale of VMC and Maintech, (ii) treatment of operating income attributable to Maintech, (iii) medical trust liability reversal, and (iv) 401(k) remediation contribution.

The Compensation Committee reviewed the level of achievement of the 2017 Corporate Operating Income Goal against the financial target and determined the applicable percentage of achievement as follows:

Performance Factor	Achievement (as adjusted) (in millions)	Percentage of Achievement
Corporate Operating Income[1]	($12.1)	0%

As shown in the table above, the results of the 2017 Corporate Operating Income Goal resulted in a 0% achievement level with respect to the portion of the AIP payment that is based on financial performance. Therefore, the 2017 Named Executive Officers were not eligible to receive payment in respect of the portion of their 2017 annual bonus attributable to financial performance.

Individual Performance Goals

With respect to the portion of the 2017 AIP that measures individual performance (35%), the Compensation Committee and Mr. Dean considered the individual MBO achievements of each of the 2017 Named Executive Officers. The 2017 Named Executive Officers had the opportunity to achieve anywhere from 0% to 200% of his or her target MBOs. MBO achievement for the 2017 Named Executive Officers (other than Mr. Dean) was determined based on Mr. Dean’s assessment of each 2017 Named Executive Officer’s MBO performance against the applicable MBO goals, taking into account a self-assessment performed by each 2017 Named Executive Officer with respect to his or her own performance. Mr. Dean’s MBO achievement was based on the Compensation Committee’s assessment of Mr. Dean’s individual performance as well as the overall MBO achievement level of his direct reports, taking into account a self-assessment performed by Mr. Dean with respect to his own MBO performance.

[1]	Corporate Operating Income as used in this Proxy Statement is a non-GAAP financial measure. For fiscal year 2017, the Corporate Operating Income results for the Company takes into account certain non-GAAP adjustment items in order to exclude the impact of such items, including the Pre-Established and Additional Adjustment Items described above, as well as the gain on sale of the Company’s Orange, CA facility.

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For fiscal year 2017, Mr. Dean achieved 115% of his individual MBO target and our other 2017 Named Executive Officers achieved between 115% and 150% of their respective individual MBO targets. Below are some examples of actions taken that exemplify a strong level of individual MBO achievement:

Mr. Dean

•	Provided strategic leadership and oversaw key corporate transactions, including the sale of VMC and Maintech;

•	Drove CRM enhancements and designed a new organizational structure;

•	Took action to improve the balance sheet and liquidity of the Company, including obtaining an IRS refund of $13.8 million;

•	Played an active role in our investor engagement process;

•	Continued to personally build relationships with top-tier clients of the Company; and

•	Drove strategic and top line turnaround projects, with revenue improvement thusfar in three of four operating businesses.

Other 2017 Named Executive Officers

•	Led the sale transactions of VMC and Maintech and related transitional phases;

•	Fostered cultural change through leading the development, implementation and integration of the Company’s new purpose, values and leadership competencies and engagement strategies;

•	Actively drove approval of IRS refund and cost containment initiatives;

•	Drove the successful implementation of an upgrade to our front-end recruitment and placement platform as well as our back-office financial suite, which upgrade mitigated potential risks from outdated software, and is expected to improve competitiveness in sales delivery and improve operating efficiencies;

•	Restructured the organization to strengthen customer focus, create efficiencies, and deepen expertise through centers of excellence;

•	Redesigned sales and recruiting incentive plans and implemented new performance management process to drive higher levels of performance, accountability and results; and

•	Improved financial forecasting in business units and at the corporate level, streamlined monthly reporting and established more rigor around core financial and operating performance tracking.

After taking into account both the 2017 Corporate Operating Income Goal and the individual MBO achievement levels, the total percentage of each 2017 Named Executive Officer’s annual bonus was determined in accordance with the weightings described above. The amount for a given participant after applying the MBO weighting (35%) and the financial performance weighting (65%) is referred to as the “Initial Payout Amount”.

Discretionary Modifier

The AIP gives the Compensation Committee the discretion to modify a participant’s Initial Payout Amount by up to and including +/- 15% if it determines it is appropriate to do so in order to reflect factors not accounted for in the formulaic design of the AIP. The Compensation Committee did not apply a discretionary modifier to the Initial Payout Amounts determined for fiscal year 2017.

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The chart below illustrates 2017 AIP pay-for-performance alignment:

Named Executive Officer	Target Bonus Opportunity		Amount Paid	Percentage of Target Paid
Michael D. Dean	$650,000		$261,625	40%
Paul Tomkins	$260,000		$104,650	40%
Nancy T. Avedissian	$172,500		$90,563	53%
Ann R. Hollins	$170,000		$71,400	42%
Leonard Naujokas*	$54,130	*	$21,787	40%

*	Mr. Naujokas’ bonus opportunity represents a pro-rated amount based on the increase to his salary level during fiscal year 2017 in connection with his promotion.

Long-Term Incentives

For fiscal year 2017, each of the 2017 Named Executive Officers received long-term incentive compensation in the form of time-based stock options and time-based restricted stock units, except for Mr. Naujokas, who received his long-term incentive compensation in the form of cash-settled restricted stock units. We continued to use stock options and restricted stock units as the vehicles for long-term incentives made in fiscal year 2017 because (i) the executive will not realize any value from the stock option unless and until our stock price increases following the date of grant; and (ii) the actual value of restricted stock units is based solely on our stock price at the time such awards are settled or paid. Further, equity-based awards foster a pay-for-performance culture, even when based on a time-based vesting schedule.

As the Company continues its ongoing and dynamic process to reposition itself for profitable growth, we have not had sufficient visibility into our future performance to set definitive, multi-year financial targets in connection with our long-term incentive awards that we are confident would appropriately incentivize our named executive officers; however, during fiscal year 2017, the Compensation Committee began to consider what performance metrics, if any, may be appropriate for future awards.

The 2015 Plan and the award agreements governing the stock options and restricted stock units (including cash-settled restricted stock units) granted to our 2017 Named Executive Officers contain so-called “double trigger” vesting provisions, which generally means that awards will not be accelerated upon a change in control of the Company if an acquiror replaces or substitutes outstanding awards, and such awards will only vest in connection with a change in control to the extent a participant holding the replacement or substitute award is involuntarily terminated within two years following the change in control. The 2015 Plan and the award agreements governing the stock options and restricted stock units (including cash-settled restricted stock units) granted to our 2017 Named Executive Officers contain so-called “double trigger” vesting provisions, which generally means that the vesting of awards will not be accelerated upon a change in control of the Company if an acquiror replaces or substitutes outstanding awards, and such replaced or substituted awards will only vest to the extent a participant holding the replacement or substitute award is involuntarily terminated within two years following the change in control. If an acquirer does not replace or substitute outstanding awards in connection with such change in control in accordance with the requirements of the 2015 Plan, then the outstanding awards will vest in connection with the change in control.

Further, except with respect to our CEO, the award agreements provide that unvested equity awards will be forfeited as a result of the executive’s termination of employment (other than in connection with certain involuntary termination events following a change in control).

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Discussion of LTI Awards for 2017

During fiscal year 2017, we granted equity-based awards to our 2017 Named Executive Officers using a mix of restricted stock units and stock options; specifically, each 2017 Named Executive Officer’s long-term incentive grant for fiscal year 2017 consisted of 2/3 stock options and 1/3 restricted stock units, except for Mr. Naujokas, who received his 2017 long-term incentive award in the form of cash-settled restricted stock units only. The stock options and restricted stock units vest in equal installments on each of the first three anniversaries of the applicable grant date.

One change that the Compensation Committee implemented during fiscal year 2017 was to grant LTI awards in the form of cash-settled restricted stock units to certain participants (including Mr. Naujokas). This design change was implemented in an effort to minimize the potential dilutive effect of long-term awards on our shareholders and conserve existing share capacity under our 2015 Plan. We also granted our 2017 Named Executive Officers stock options and restricted stock units with a grant date value that was less than the applicable target value, as illustrated in the table below:

Executive Name	Target Grant Date Value	Aggregate Grant Date Fair Value
Michael D. Dean	$1,600,000	$1,140,985
Paul Tomkins	$375,000	$267,418
Nancy T. Avedissian*	$225,000	$160,450
Ann R. Hollins	$225,000	$160,450
Leonard Naujokas	$30,000	$21,393

*	The values shown for Ms. Avedissian do not include the initial LTI grant she received on November 1, 2016 in connection with her hire, which amount was pro-rated based on her start date.

It is important to note, however, that neither the target grant date value nor the grant date fair value is necessarily reflective of the amount of compensation actually received by the 2017 Named Executive Officer in respect of his or her long-term equity incentive award in any given year. The actual value received by the executive is determined at the time that the restricted stock unit vests and at the time the stock option is exercised. For example, the LTI granted to the 2017 Named Executive Officers currently delivers far less value than may be apparent from the table above, as all of the stock options were out of the money as of fiscal year-end (the applicable exercise price exceeded the stock price). Only the restricted stock units granted to our 2017 Named Executive Officers could have had value as of such date. If the vesting schedule applicable to all equity-based awards granted during fiscal year 2017 to our 2017 Named Executive Officers had accelerated, and such grants had all vested on October 27, 2017, the total value of such awards to our 2017 Named Executive Officers would have actually been $516,804 in the aggregate. Such amount would have delivered only 21.3% of the intended aggregate target grant date value to our 2017 Named Executive Officers, or only 29.8% of the aggregate grant date fair value (the values noted in the table above). The Compensation Committee has recognized the implications of such scenarios and therefore maintains its current executive compensation structure is appropriate and adequately aligns management’s interests with that of our shareholders to promote a focus on value creation.

The Compensation Committee considered, among other things, the following factors when establishing the target value of the equity awards granted to our 2017 Named Executive Officers: (i) the executive’s role and responsibilities; (ii) retentive value with respect to existing executive officers; (iii) inducement value with respect to newly hired executive officers; (iv) target annual compensation for each executive officer; and (v) market practices compared to our fiscal year 2017 peer group. The Compensation Committee strives to make annual equity-based grants in June of each year following our annual meeting. However, the Compensation Committee retains the flexibility to make grants of equity-based awards at other times throughout the year as it determines appropriate (e.g., in connection with hiring a new executive).

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2015 Equity Incentive Plan

On October 19, 2015, the Board approved the 2015 Equity Incentive Plan, and our shareholders approved the 2015 Plan at the 2016 annual meeting of shareholders. During fiscal year 2017, the 2015 Plan was our only active equity incentive plan, and all of the equity-based awards granted during fiscal year 2017 were awarded pursuant to such plan. If approved, the Company intends to issue future equity awards under the Company’s proposed 2018 Equity Incentive Plan.

For additional details with respect to 2017 long-term equity incentive awards, see the footnotes accompanying the “Fiscal Year 2017 Grants of Plan-Based Awards” table.

Other Awards

The Compensation Committee may from time to time approve cash awards that are outside of the Company’s regular short-term and long-term incentive programs. In deciding to approve such awards, the Compensation Committee will consider, among other things, the individual contributions of the award recipient, recommendations from the Company’s management team, and the retentive value of such awards. The Compensation Committee approved one time, transaction bonus awards to each of Ms. Avedissian, Mr. Tomkins, and Mr. Naujokas in recognition of their respective contributions in connection with the sale of VMC and Maintech during fiscal year 2017. Specifically, the Compensation Committee awarded $125,000 to Ms. Avedissian, $50,000 to Mr. Tomkins and $25,000 to Mr. Naujokas.

How We Develop Our Executive Compensation Programs

Role of the Compensation Committee

The Compensation Committee generally meets in executive session without any member of management present when discussing compensation matters pertaining to our CEO, and with the CEO when discussing other named executive officers.

When making decisions with respect to the CEO, the Compensation Committee reviews and discusses the CEO’s performance and makes preliminary determinations about his compensation, including base salary, annual incentives and long-term incentive compensation. For other named executive officers, the CEO considers performance and makes individual recommendations to the Compensation Committee on base salary, annual incentives and long-term incentive compensation. The Compensation Committee then reviews, discusses and modifies, as appropriate, the compensation recommendations with the independent members of the Board and final compensation decisions are approved by the Compensation Committee or Board, as appropriate, after this discussion. In September of 2016, the Compensation Committee amended its charter in order to, among other things, provide that the Compensation Committee would be responsible for approving the compensation of the named executive officers (other than the CEO) (as opposed to making recommendations to the independent members of the Board).

For more information on the Compensation Committee’s role and responsibilities, please refer to the Compensation Committee’s charter available on the Corporate Governance section of our website at www.volt.com.

Role of Independent Compensation Consultant

Pursuant to its charter, the Compensation Committee is authorized to retain and terminate any compensation consultant, as well as any independent legal, financial or other advisors, as it deems necessary. For fiscal year 2017, the Compensation Committee elected to continue its retention of ClearBridge as its independent compensation consultant. ClearBridge’s role during fiscal year 2017 included:

•	Reviewing management recommendations to ensure alignment with our business strategy and compensation objectives;

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•	Providing research, analyses and design expertise in developing executive and incentive compensation programs;

•	Keeping the Compensation Committee apprised of executive compensation-related regulatory developments and market trends; and

•	Attending Compensation Committee meetings to provide information and recommendations regarding our executive compensation program and communicating with the Compensation Committee between meetings, as appropriate.

Prior to the retention of a compensation consultant or any other external advisor, and from time to time as the Compensation Committee deems appropriate, the Compensation Committee evaluates the advisor’s independence from management, taking into consideration all relevant factors, including the six independence factors specified in the NYSE listing rules and applicable SEC requirements. The Compensation Committee reviewed the independence of ClearBridge and concluded that it is independent and that its work for the Compensation Committee has not raised any conflicts of interest.

Role of our Compensation Peer Group

The Compensation Committee considers a study compiled by its compensation consultant of compensation packages for executives in an industry peer group, pulled from publicly filed documents of each member of the peer group. The compensation consultant identifies a group of staffing and services-related companies that are comparable in terms of business mix and revenue size, some of which are companies we compete with for talent and/or capital, and the Compensation Committee reviews, considers and approves the peer group.

The peer group of companies used for fiscal year 2017 compensation decisions is listed below. This peer group is largely consistent with the peer group used in fiscal year 2016, except that, during fiscal year 2017, the Compensation Committee reviewed the peer group as part of its annual review process and removed Paychex Inc., due to its size and business relevancy, and also removed Team Health Holdings, as the company underwent a transaction that resulted in it no longer constituting a stand-alone public company.

Our Fiscal Year 2017 Peer Group

AMN Healthcare Services Inc.	Manpower Group Inc.
Barrett Business Services Inc.	On Assignment Inc.
CDI Corp.	Paychex Inc.
Cross Country Healthcare Inc.	Team Health Holdings Inc.
Hudson Global Inc.	TriNet Group Inc.
Insperity Inc.	TrueBlue Inc.
Kelly Services Inc.	Resources Connections Inc.
Kforce Inc.	Robert Half International Inc.

Consistent with the Compensation Committee’s philosophy and guiding principles for determining overall executive compensation, the Compensation Committee does not target any particular percentile at which to align compensation. However, the Compensation Committee will use the peer group median as a reference point when making pay decisions. Although the median is used as a reference point, actual levels of pay depend on a variety of factors such as experience and individual and Company performance.

Role of our CEO in Determining Compensation

The CEO develops and recommends to the Compensation Committee compensation levels for our other named executive officers and provides his perspectives. For example, the CEO helps determine the

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individual performance goals under the AIP plan and assists in assessing the level of achievement of those individuals’ goals following the end of the applicable fiscal year. The CEO does not participate in or otherwise influence recommendations regarding his own compensation, although he does provide a self-assessment in connection with determining his MBO achievement under the AIP.

Employment, Termination of Employment and Change-In-Control Agreements

During fiscal year 2017, we were party to employment agreements with all of our 2017 Named Executive Officers. We utilize such arrangements in order to attract, motivate and retain high caliber talent. We are not party to any retention or so-called change–in–control agreements with any of our 2017 Named Executive Officers. None of the employment agreements with our 2017 Named Executive Officers contain tax gross-ups. The Compensation Committee and Chief Executive Officer, as applicable, considered these agreements in reaching their compensation decisions. A description of these agreements can be found in “Employment Agreements with 2017 Named Executive Officers.”

Clawback/Recoupment

Our employment agreements with the 2017 Named Executive Officers provide that we may recover compensation that is subject to recovery under, or required to be recovered by, applicable law, government regulation or stock exchange listing requirements, including the Sarbanes-Oxley Act of 2002 or the Dodd-Frank Act of 2010. Further, the award agreements governing equity awards granted during fiscal year 2017 provide for recoupment of those awards in accordance with applicable government regulation, stock exchange listing requirements, or other applicable law, or pursuant to any then-existing clawback policy of the Company.

Stock Ownership Guidelines

On December 13, 2016, the Board adopted stock ownership and retention guidelines for our named executive officers pursuant to which such individuals are expected to attain minimum levels of stock ownership and retain portions of their equity holdings for a certain period of time. Individuals subject to these guidelines have until the fifth anniversary of the guideline’s adoption date to attain the requisite level of ownership. The target ownership level of Company stock is expressed as a multiple of base salary. Specifically, target ownership level is set at 5x base salary for the CEO and 1x base salary for all other named executive officers. Until the ownership threshold is achieved, individuals subject to the guidelines may only sell up to 50% of the net number of shares received after the sale or withholding of taxes in connection with the vesting or exercise of shares underlying such awards.

Hedging; Pledging

The Board has adopted a policy that prohibits hedging transactions and prohibits pledging transactions except in very limited circumstances. Pursuant to the policy, hedging is not permitted, and any officer, director or employee who wishes to pledge shares in accordance with the policy must obtain the prior approval of the Company’s Senior Vice President and General Counsel. This policy is included in the Company’s Insider Trading Policy, which is available on the “Corporate Governance” section of the Company’s website at www.volt.com.

Benefits

Our executive officers do not participate in any tax-qualified defined benefit plan sponsored by us. We do not provide our executives, including our 2017 Named Executive Officers, with a special or supplemental defined benefit pension or post-retirement health benefits. Our named executive officers receive health and welfare benefits under the same programs and are subject to the same eligibility requirements that apply to our employees generally.

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Deferred Compensation Opportunity; Other Retirement Benefits

Our 2017 Named Executive Officers are eligible to participate in our 401(k) plan. We currently match 50% of the first 2% of eligible pay that employees contribute to the 401(k) plan. We also have a non-qualified deferred compensation and supplemental savings plan (the “DCP”) which our 2017 Named Executive Officers are eligible to participate in. The DCP was amended in June of 2016 to allow for participation by non-employee directors and to allow for the deferral of restricted stock units. Beginning with compensation earned for fiscal year 2017, an employee may elect to defer a portion of base salary and cash bonuses, and may elect to defer all or any portion of his or her restricted stock units. A non-employee director may elect to defer all or any portion of cash retainer fees and may elect to defer all or any portion of his or her restricted stock units. Currently, none of our 2017 Named Executive Officers have elected to participate in the DCP.

Perquisites

We do not provide our 2017 Named Executive Officers with perquisites other than those provided to our employees generally. No tax gross-up payments were provided in fiscal year 2017 in connection with any benefits provided to our employees.

Other Compensation-Related Matters

Accounting for Share-Based Compensation

We account for share-based compensation including restricted stock, restricted stock units and stock option awards in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), Compensation—Stock Compensation.

Impact of Tax Treatment on Compensation – Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) disallows a tax deduction to public companies for compensation paid in excess of $1 million to “covered employees” as defined under Section 162(m) (generally, such company’s chief executive officer and its three other highest paid executive officers other than its chief financial officer). Prior to its amendment by the Tax Cuts and Jobs Act (the “TCJA”), which was enacted December 22, 2017, there was an exception to this $1 million deduction limitation for performance-based compensation if certain requirements set forth in Section 162(m) and the applicable regulations were met. The TCJA generally amended Section 162(m) to eliminate this exception for performance-based compensation, effective for taxable years following December 31, 2017. The $1 million compensation limit was also expanded to apply to a public company’s chief financial officer and apply to certain individuals who were covered employees in years other than the then-current taxable year.

The Compensation Committee maintains a practice of considering the anticipated tax treatment to the Company in its review and establishment of compensation programs and awards. Based on these considerations, none of the payments made during fiscal year 2016 or 2017, or in respect of fiscal year 2016 or 2017, were structured to qualify as performance-based compensation under Section 162(m) given that the Company’s current tax position was such that a lack of compensation-related deduction was not expected to have a negative tax implication. The Compensation Committee intends to continue to consider the deductibility of compensation as a factor in assessing whether a particular arrangement is appropriate, taking into account the goals of maintaining a competitive executive compensation system generally, motivating executives to achieve corporate performance objectives and increasing shareholder value.

Compensation Risk Assessment

As in prior years, during fiscal year 2017, the Compensation Committee formally reviewed and considered its compensation policies and practices, including the elements of its executive compensation programs, to

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determine whether any portion of such compensation policies, practices or programs encourage excessive risk-taking behaviors that may have a material adverse effect on the Company. In connection with this review, the Compensation Committee reviewed its existing program features to identify which features either encourage excessive risk-taking or mitigate against excessive risk-taking. The Compensation Committee determined that its existing compensation practices and programs include various risk-mitigating controls, such as (i) including caps on annual incentive payout opportunities; (ii) only paying out incentive awards once the internal audit for the applicable fiscal year has been completed; and (iii) inclusion of robust stock ownership guidelines and holding requirements for certain executive officers. Based on the foregoing and in connection with the other aspects of its formal review process, the Compensation Committee does not believe that any risks that may arise from its compensation policies and practices are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed this CD&A as required by Item 407(e) of Regulation S-K with management and, based on this review and discussion, recommended to the Board that this CD&A be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended October 29, 2017.

Laurie Siegel, Chair

Nick S. Cyprus

William J. Grubbs

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Fiscal Year 2017 Executive Compensation

The following table provides information concerning the compensation of the 2017 Named Executive Officers for each of the fiscal years ended October 29, 2017, October 30, 2016, and November 1, 2015. The Company’s fiscal year ends on the Sunday nearest October 31st of each year.

FISCAL YEAR 2017 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary $(1)	Bonuses $(2)	Stock Awards $(3)	Option Awards $(4)	Non-Equity Incentive Plan Compensation $(5)	All Other Compensation $(6)	Total $
Michael D. Dean President, Chief Executive Officer & Director	2017	650,000	—	380,329	760,656	261,625	3,291	2,055,901
	2016	650,000	—	533,335	1,066,667	407,160	3,295	2,660,457
	2015	317,689	100,000	948,096	961,467	—	16,465	2,343,717
Paul Tomkins Senior Vice President & Chief Financial Officer	2017	400,000	50,000	89,140	178,278	104,650	5,411	827,479
	2016	400,000	—	124,999	250,000	157,950	7,815	940,764
	2015	246,154	400,000	—	—	—	5,449	651,603
Nancy T. Avedissian Senior Vice President, General Counsel & Corporate Secretary	2017	345,010	125,000	101,771	203,542	90,563	3,234	869,120

Ann R. Hollins	2017	340,000	—	53,483	106,967	71,400	3,291	575,141
Senior Vice President and Chief Human Resources Officer	2016	209,231	—	75,002	150,000	70,073	188,098	692,404

Leonard Naujokas Chief Accounting Officer and Controller	2017	227,020	25,000	21,393	—	21,787	2,256	297,456

(1)	Represents the amount of base salary paid to the 2017 Named Executive Officers during the relevant fiscal year.

(2)	For fiscal year 2015, Messrs. Dean and Tomkins received their annual bonus awards pursuant to the terms of their respective employment agreements. For fiscal 2017, represents one-time transaction bonuses paid to the 2017 Named Executive Officer in respect of increased time and effort expended in connection with certain strategic transactions during the year (namely, with respect to Mr. Tomkins and Ms. Avedissian, the sale of Maintech and, with respect to Ms. Avedissian and Mr. Naujokas, the sale of VMC).

(3)	Amounts shown in the Stock Awards column reflect the aggregate grant date fair value of stock granted to our 2017 Named Executive Officers determined in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 16 in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal year 2017 filed on January 12, 2018. None of our named executive officers, other than Mr. Dean, received stock awards in fiscal year 2015. For a detailed explanation of the stock awards granted to our 2017 Named Executive Officers during fiscal year 2017, see the footnotes accompanying the “Fiscal Year 2017 Grants of Plan-Based Awards” table as well as the “Long-Term Incentives” discussion in the CD&A.

(4)	Amounts reported in the Option Awards column reflect the aggregate grant date fair value of the stock options determined in accordance with FASB ASC Topic 718, excluding the amount of estimated forfeitures. For a discussion of valuation assumptions, see Note 16 in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal year 2017 filed on January 12, 2018. None of our named executive officers, other than Mr. Dean, received stock options in fiscal year 2015. For details regarding the stock options granted to our 2017 Named Executive Officers during fiscal year 2017, see the footnotes accompanying the “Fiscal Year 2017 Grants of Plan-Based Awards” table as well as the “Long-Term Incentives” discussion in the CD&A.

(5)	For fiscal year 2017, the amounts in this column reflect amounts earned by each 2017 Named Executive Officer under our AIP. For an explanation of how annual incentives were determined for fiscal year 2017, see the “Annual Incentives” section in the CD&A. Amounts earned in respect of performance achieved in fiscal year 2017 were paid in a lump sum following the end of that fiscal year. Mr. Naujokas’ AIP amount for 2017 reflects a pro-ration based on the increase to his annual base salary and target annual bonus percentage during fiscal year 2017 as a result of his promotion.

(6)	Amounts for fiscal year 2017 consisted of (a) premiums under our group life insurance policy of $591 for each of Messrs. Dean, Tomkins, and Naujokas and Ms. Hollins, and $534 for Ms. Avedissian; (b) company contributions under our 401(k) plan in the amount of $2,700 for each of Messrs. Dean and Tomkins, Ms. Hollins and Ms. Avedissian, and $1,665 for Mr. Naujokas; and (c) entertainment expenses of $2,120 for Mr. Tomkins.

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FISCAL YEAR 2017 GRANTS OF PLAN-BASED AWARDS

The table below provides information regarding awards made by the Compensation Committee in fiscal year 2017.

Name	Grant Date		Estimated Possible Payouts under Non-Equity Incentive Plan Awards			All Other Stock Awards Number of Shares of Stock or Units(#)(2)	All Other Option Awards: Number of Securities Underlying Options(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4)
			Threshold ($)	Target ($)	Maximum ($)
Michael D. Dean	06/14/2017	(1)				—	424,710	4.35	$760,656
	06/14/2017	(1)				87,432	—	—	$380,329
	11/1/2016	(3)	$325,000	$650,000	$1,495,000
Paul Tomkins	06/14/2017	(1)				—	99,541	4.35	$178,278
	06/14/2017	(1)				20,492	—	—	$89,140
	11/1/2016	(3)	$130,000	$260,000	$598,000
Nancy T. Avedissian	06/14/2017	(1)				—	59,725	4.35	$106,967
	06/14/2017	(1)				12,295	—	—	$53,483
	11/1/2016	(5)					36,833	6.50	$96,575
	11/1/2016	(5)				7,429	—	—	$48,288
	11/1/2016	(3)	$86,250	$172,500	$396,750
Ann R. Hollins	06/14/2017	(1)				—	59,725	4.35	$106,967
	06/14/2017	(1)				12,295	—	—	$53,483
	11/1/2016	(3)	$85,000	$170,000	$391,000
Leonard Naujokas	06/14/2017	(1)				4,918	—	—	$21,393
	11/1/2016	(3)	$30,000	$60,000	$138,000

(1)	Granted pursuant to the 2015 Plan.

(2)	These stock options and restricted stock units will vest ratably on each of the first three anniversaries of the grant date, in each case subject to the recipient’s continuous service with the Company on each applicable vesting date, unless subject to earlier vesting as a result of certain events as described in more detail under the section “Employment Agreements with 2017 Named Executive Officers.” Upon settlement, the restricted stock units convert to shares of the Company’s common stock on a one-for-one basis, except for the restricted stock units grants to Mr. Naujokas, which will be settled in cash based on the closing price of the company’s common stock on the applicable vesting date.

(3)	These amounts relate to the possible awards payable under the 2017 AIP as described beginning on page 28 of the CD&A at threshold, target and maximum performance levels. Threshold level is equal to 50% of the 2017 Named Executive Officer’s target bonus amount; maximum level is equal to 200% of the 2017 Named Executive Officer’s target amount, plus 15%, which represents an additional amount that the Compensation Committee could have awarded under the AIP. Actual payments of these awards were determined in December 2017 and were paid in February 2018 and are included in the Non-Equity Incentive Plan Compensation column of the Fiscal Year 2017 Summary Compensation Table. Grant dates reflect the date on which the applicable 2017 Named Executive Officer began participating in the AIP. Mr. Naujokas’ AIP amount for 2017 reflects a pro-ration based on the increase to his annual base salary and target annual bonus percentage during fiscal year 2017 as a result of his promotion. For a detailed discussion of the Company’s 2017 AIP (including the applicable performance factors and achievement levels), please see the “Annual Incentives” section of the CD&A.

(4)	Amounts shown in this column reflect the aggregate grant date fair value of stock determined in accordance with FASB ASC Topic 718.

(5)	Awarded to Ms. Avedissian in connection with her commencement of employment with the Company. These stock options and restricted stock units will vest ratably on each of the first three anniversaries of the applicable grant date, in each case subject to the recipient’s continuous service with the Company on each applicable vesting date, unless subject to earlier vesting as a result of certain events as described in more detail under the section “Employment Agreements with 2017 Named Executive Officers.”

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FISCAL YEAR 2017 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information concerning shares of our common stock subject to unexercised stock options and equity incentive plan awards held as of October 29, 2017 by the 2017 Named Executive Officers:

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price $	Option Expiration Date	Number of Shares or Units that Have Not Vested		Market Value of Shares or Units of Stock that Have Not Vested $
Michael D. Dean	100,000	(1)	—		—	9.28	6/28/2022	—		—
	121,366	(2)	60,684	(2)	—	8.33	10/19/2025	—		—
	146,560	(3)	293,121	(3)	—	6.06	6/13/2026	—		—
	—		—		—	—	—	13,338	(2)	52,018
	—		—		—	—	—	58,673	(3)	228,825
	—		424,710	(4)	—	4.35	6/14/2027	—		—
	—		—		—	—	—	87,432	(4)	340,985
Paul Tomkins	15,205	(5)	30,410	(5)	—	7.20	3/11/2026	—		—
	—		—		—	—	—	6,173	(5)	24,075
	16,030	(3)	32,060	(3)	—	6.06	6/13/2026	—		—
	—		—		—	—	—	6,417	(3)	25,026
	—		99,541	(4)	—	4.35	6/14/2027	—		—
	—		—		—	—	—	20,492	(4)	79,919
Nancy T. Avedissian	—		36,833	(6)	—	6.50	11/1/2026	—		—
	—		—		—	—	—	7,429	(6)	28,973
	—		59,725	(4)	—	4.35	6/14/2027
	—		—		—	—	—	12,295	(4)	47,951
Ann R. Hollins	17,106	(5)	34,211	(5)	—	7.20	3/11/2026	—		—
	—		—		—	—	—	6,945	(5)	27,086
	—		59,725	(4)	—	4.35	6/14/2027	—		—
	—		—		—	—	—	12,295	(4)	47,951
Leonard Naujokas	—		—		—	—	—	—		—
	—		—		—	—	—	4,918	(4)	19,180

(1)	These options were granted on June 29, 2015 and fully vested on October 19, 2016. When granted, these options were scheduled to vest ratably on the first day of each month for the first six months following the grant date. When Mr. Dean accepted the CEO position in October of 2015, he agreed to extend the vesting of his remaining options (at the time, 50% of the grant) to October 19, 2016.

(2)	Options and restricted stock units were granted on October 19, 2015 and vest ratably on each of the first three anniversaries of the grant date.

(3)	Options and restricted stock units were granted on June 13, 2016 and vest ratably on each of the first three anniversaries of the grant date.

(4)	Options and restricted stock units were granted on June 14, 2017 and vest ratably on each of the first three anniversaries of the grant date.

(5)	Options and restricted stock units were granted on March 11, 2016 and vest ratably on each of the first three anniversaries of the grant date.

(6)	Options and restricted stock units were granted on November 1, 2016 and vest ratably on each of the first three anniversaries of the grant date.

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FISCAL YEAR 2017 OPTION EXERCISES AND STOCK VESTED

The following table contains information about restricted stock units held by the applicable Named Executive Officers that vested during fiscal year 2017. No options were exercised by our Named Executive Officers in fiscal year 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value on Vesting ($)(1)
Michael D. Dean	—	—	13,339	30,413
	—	—	29,336	129,078
Paul Tomkins	—	—	3,086	22,219
	—	—	3,209	14,120
Ann R. Hollins	—	—	3,472	24,998

(1)	Determined by multiplying the shares that vested during fiscal year 2017 by the closing market price of our common stock on the applicable vesting date, but excluding any tax obligations incurred in connection with such vesting.

FISCAL YEAR 2017 PENSION PLAN BENEFITS

In fiscal year 2017, our 2017 Named Executive Officers did not participate in any pension plans providing for payment or other benefits at, following or in connection with retirement. For certain payments and benefits to which our 2017 Named Executive Officers became or would become entitled upon retirement or other specified terminations of employment, please see the section “Employment Agreements with 2017 Named Executive Officers.”

FISCAL YEAR 2017 NONQUALIFIED DEFERRED COMPENSATION

In respect of fiscal year 2017, none of our 2017 Named Executive Officers participated in any deferred compensation plans or programs. For certain payments and benefits to which our 2017 Named Executive Officers became or would become entitled upon retirement or other specified terminations of employment, please see the section “Employment Agreements with 2017 Named Executive Officers.”

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EMPLOYMENT AGREEMENTS WITH 2017 NAMED EXECUTIVE OFFICERS

Michael D. Dean

We entered into an employment agreement with Mr. Dean on October 19, 2015 in connection with his appointment to the position of President and CEO of the Company. In January 2017, Mr. Dean and the Company amended Mr. Dean’s employment agreement in order to delete from the definition of “good reason” an express triggering event (with the consequences summarized in the immediately succeeding paragraph) occasioned by the Company’s failure to provide Mr. Dean with annual long-term incentives at a target value of $1.6 million. Both the Company and Mr. Dean felt this amendment was appropriate in light of the Company’s ongoing efforts to structure its compensation programs in a way that appropriately aligns executive performance with overall compensation opportunities.

If Mr. Dean’s employment is terminated by the Company without “cause”, by him for “good reason” or in connection with the Company’s nonrenewal of the employment agreement (in each case, a “Qualifying Termination”), he will be eligible to receive severance benefits, which include (i) payment of an amount equal to two times the sum of his base salary plus target annual bonus, payable over 24 months following the termination date (or, in the case of a nonrenewal termination, one times the sum of such amounts payable over 12 months); (ii) payment of any earned but unpaid annual bonus for the year prior to the year of termination and a pro-rated annual bonus for the year of termination (based on actual achievement of applicable performance criteria but pro-rated to reflect the number of days within the performance period in which Mr. Dean was employed); (iii) reimbursement of the employer portion of COBRA costs for 18 months following the termination date; and (iv) immediate vesting of unvested equity awards, to the extent such awards would have vested within 12 months of the termination date (subject to, in the case of performance-based awards, the achievement of any performance criteria during such one-year period). The employment agreement provides for equity acceleration with respect to all outstanding and unvested equity awards in the event of a Qualifying Termination in connection with a “change in control” of the Company (as defined in the 2015 Plan). In addition, upon a Qualifying Termination following a change in control, the amounts described in clauses (i) and (ii) above will generally be paid in a lump sum on the 60th day following the termination date.

Mr. Dean’s receipt of the severance benefits under the employment agreement is subject to his execution of a formal release of claims against us. Our obligation to pay certain severance benefits is conditioned upon Mr. Dean’s continued compliance with the non-compete and non-solicit restrictions set forth in the employment agreement for a period of 24 months (in the case of a termination without “cause” or for “good reason”), or 12 months (in the case of a nonrenewal termination or a Qualifying Termination in connection with a change in control).

Mr. Dean’s agreement also provides that in the event his total payments or benefits received in connection with a change in control or his termination would be subject to any excise tax under Section 4999 of the Internal Revenue Code, such payments will be reduced to the extent necessary such that no portion of the total payments will be subject to such excise tax, but only if the net after-tax amount of such reduced total payments is greater than or equal to the net after-tax amount of the total payments Mr. Dean would receive without such reduction.

For purposes of the employment agreement with Mr. Dean, the following terms are defined generally as set forth below:

“good reason” is defined as (i) a diminution in executive’s base salary or target annual bonus (subject to certain exceptions); (ii) a material diminution in executive’s authority, duties or responsibilities; (iii) executive’s cessation as a member of the Company’s Board (other than due to his resignation or where “cause” is found to exist); (iv) a relocation of executive’s principal place of employment by more than 50 miles; and (v) the Company’s material breach of the employment agreement.

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“cause” is defined as (i) any action or omission constituting executive’s material breach of any provision of the employment agreement or Company policies; (ii) executive’s willful failure to perform the duties assigned to him under the employment agreement after the Company has demanded that he so perform; (iii) any conduct by executive that is materially injurious to the business of the Company, or any act of fraud with respect to the business of the Company; (iv) executive’s conviction of (or plea of no contest to) any felony; (v) executive’s gross negligence or gross insubordination; (vi) executive’s commission of any violation of any antifraud provision of federal or state securities laws; or (vii) executive’s alcohol or drug abuse substantially affecting his work performance.

“change in control” is defined in the 2015 Plan.

Paul Tomkins

We entered into an employment agreement with Mr. Tomkins effective March 23, 2015. The employment agreement provides a base salary of $400,000 per annum. For fiscal year 2015, Mr. Tomkins was eligible to earn an annual bonus with a target amount of $400,000. With respect to fiscal year 2016 and thereafter, his employment agreement provided that Mr. Tomkins would be eligible to earn an annual bonus with a target amount of $250,000 and an LTI award with a target amount of $250,000 payable 50% in cash and 50% in restricted Company common stock. Following the end of fiscal year 2015, the Compensation Committee revised Mr. Tomkins’ annual bonus to reflect a target of $260,000 and a target LTI award of $375,000, consisting of 2/3 stock options and 1/3 restricted stock units. This was done in recognition of the financial and leadership initiatives that Mr. Tomkins was able to achieve during fiscal year 2015.

If Mr. Tomkins’ employment is terminated by the Company without “cause” or by Mr. Tomkins for “good reason” (as such terms are defined in the employment agreement), Mr. Tomkins would be entitled to receive payment of, at a minimum, (i) one year of his then-current base salary; (ii) an amount equal to his target annual bonus for the year of termination; (iii) payment of any earned but unpaid annual bonus for the year of termination, pro-rated for the number of days actually worked during the applicable fiscal year; and (iv) certain costs associated with the payment of medical benefits for 12 months following the termination date. Receipt of such benefits is conditioned upon his execution of a general release. The payments described in subclauses (i) and (ii) would be payable over 12 months following the termination date. In the event of a termination without cause or resignation for good reason within 90 days of a “change of control”, all unvested portions of the LTI awards granted (if any) will vest immediately. Upon termination of employment for any other reason, Mr. Tomkins is entitled under his employment agreement only to payment of his accrued but unpaid salary and any unused accrued vacation.

Mr. Tomkins will be subject to the Company’s standard non-competition and non-solicitation covenants for one year following his termination of employment, regardless of the reason for termination.

For purposes of the employment agreement with Mr. Tomkins, the following terms are defined generally as set forth below:

“good reason” is defined as (i) an aggregate reduction of 10% or more in executive’s base salary, unless such reduction is part of a general reduction applicable to substantially all senior executives of the Company; (ii) a relocation of executive’s principal work location of 50 miles or more; or (iii) a material and adverse change to, or a material reduction of, executive’s duties and responsibilities to the Company.

“cause” is defined as (i) embezzlement by the executive; (ii) executive’s misappropriation of Company funds; (iii) executive’s conviction of, or plea of guilty or nolo contendere to, any felony; (iv) executive’s commission of any act of dishonesty, deceit or fraud which causes economic harm to the Company; (v) willful breach of executive’s fiduciary duties owed to the Company; (vi) executive’s material breach of the employment

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EXECUTIVE COMPENSATION

agreement; (vii) executive’s willful failure to perform his duties; (viii) significant violation of Company policy, procedure, etc.; or (ix) engaging in activities or conduct reasonably likely to impair the reputation, operations, etc. of the business of the Company.

Ann R. Hollins

We entered into an employment agreement with Ms. Hollins effective March 21, 2016. The employment agreement provides a base salary of $340,000 per annum. Ms. Hollins is also eligible to participate in our AIP, with a target annual bonus equal to 50% of her annual base salary. On March 11, 2016, Ms. Hollins received an initial grant of equity awards consisting of 2/3 stock options and 1/3 restricted stock units with a grant date fair value of $225,000, vesting ratably on each of the first three anniversaries of the grant date.

If Ms. Hollins’ employment is terminated by the Company without cause or by Ms. Hollins for good reason, Ms. Hollins would be entitled to receive payment of (i) one year of her then-current base salary, payable in 12 monthly installments; (ii) a pro-rated portion of her annual incentive award payable in respect of the year of termination, based on actual performance; (iii) payment of any earned but unpaid annual bonus for the year prior to the year of termination; and (iv) certain costs associated with the payment of medical benefits for 12 months following the termination date.

Ms. Hollins’ receipt of the severance benefits described above is subject to her execution of a valid release of claims and is conditioned on her compliance with the non-competition and non-solicitation covenants contained in her employment agreement for one year following her termination of employment.

For purposes of the employment agreement with Ms. Hollins, the following terms are defined generally as set forth below:

“good reason” is defined as (i) an aggregate reduction of 10% or more in executive’s base salary, unless such reduction is part of a general reduction applicable to substantially all senior executives of the Company; (ii) a relocation of executive’s principal work location of 50 miles or more; (iii) a material and adverse change to, or a material reduction of, executive’s duties and responsibilities to the Company; or (iv) the Company’s material breach of the employment agreement.

“cause” is defined as (i) embezzlement by the executive; (ii) executive’s conviction of, or plea of guilty or nolo contendere to, any felony; (iii) executive’s commission of any act of dishonesty, deceit or fraud which causes economic harm to the Company; (iv) willful breach of executive’s fiduciary duties owed to the Company; (v) executive’s material breach of the employment agreement; (vi) executive’s willful failure to perform his duties; (vii) the executive’s material violation of Company policy, procedure, etc.; or (viii) engaging in activities or conduct reasonably likely to impair the reputation, operations, etc. of the business of the Company.

Nancy T. Avedissian

We entered into an employment agreement with Ms. Avedissian on September 21, 2016, effective October 24, 2016. Other than with respect to economic terms, the terms of Ms. Avedissian’s employment agreement are substantially similar to those of Ms. Hollins’ employment agreement. Ms. Avedissian receives a base salary of $345,000 per annum, with a target annual bonus equal to 50% of her annual base salary. On November 1, 2016, Ms. Avedissian received an initial grant of equity awards consisting of 2/3 stock options and 1/3 restricted stock units with a grant date fair value of $144,863, vesting ratably on each of the first three anniversaries of the grant date. If Ms. Avedissian’s employment is terminated by the Company without cause or by Ms. Avedissian for good reason, Ms. Avedissian would be entitled to receive the same severance benefits described for Ms. Hollins, based on her own annual base salary and target annual

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EXECUTIVE COMPENSATION

bonus. Ms. Avedissian’s receipt of the severance benefits described above is subject to her execution of a valid release of claims and is conditioned on her compliance with the non-solicitation covenants contained in her employment agreement for one year following her termination of employment.

Leonard Naujokas

We entered into an employment agreement with Mr. Naujokas effective June 12, 2017. Other than with respect to economic terms, the terms of Mr. Naujokas’ employment agreement are substantially similar to those of Ms. Hollins’ and Ms. Avedissian’s employment agreements. Mr. Naujokas receives a base salary of $240,000 per annum, with a target annual bonus equal to 25% of his annual base salary. On June 14, 2017, Mr. Naujokas received an initial grant of equity awards consisting of cash-based phantom units with a grant date fair value of $30,000, vesting ratably on each of the first three anniversaries of the grant date. If Mr. Naujokas’ employment is terminated by the Company without cause or by Mr. Naujokas for good reason, Mr. Naujokas would be entitled to receive the same severance benefits described for Ms. Hollins and Ms. Avedissian, based on his own annual base salary and target annual bonus. Mr. Naujokas’ receipt of the severance benefits described above is subject to his execution of a valid release of claims and is conditioned on his compliance with the non-solicitation covenants contained in his employment agreement for one year following his termination of employment.

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EXECUTIVE COMPENSATION

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL AS OF OCTOBER 29, 2017

The chart below quantifies the payments and benefits to which our 2017 Named Executive Officers would have been entitled to upon termination of employment or in connection with a change in control had either event occurred on October 29, 2017.

Name	Termination without Cause or for Good Reason ($)	Death or Disability ($)	Termination without Cause or for Good Reason in Connection with a Change in Control ($)(1)
Michael D. Dean
Cash Severance(2)	2,861,625	261,625	2,861,625
Health Benefits	25,651	—	25,651
Stock Options(3)	—	—	—
Restricted Stock Units(4)	280,092	—	621,828
Total	3,167,368	261,625	3,509,104
Paul Tomkins
Cash Severance(2)	764,650	104,650	764,650
Health Benefits	17,101	—	17,101
Stock Options(3)	—	—	—
Restricted Stock Units(4)	—	—	129,020
Total	781,751	104,650	910,771
Nancy T. Avedissian
Cash Severance(2)	435,563	90,563	435,563
Health Benefits	17,101	—	17,101
Stock Options(3)	—	—	—
Restricted Stock Units(4)	—	—	76,924
Total	452,664	90,653	529,588
Ann R. Hollins
Cash Severance(2)	411,400	71,400	411,400
Health Benefits	17,101	—	17,101
Stock Options(3)	—	—	—
Restricted Stock Units(4)	—	—	75,036
Total	428,501	71,400	503,537
Leonard Naujokas
Cash Severance	261,787	21,787	261,787
Health Benefits	17,101	—	17,101
Stock Options	—	—	—
Restricted Stock Units	—	—	19,180
Total	278,888	21,787	298,068

(1)	Assumes a change in control occurred on October 29, 2017 and that the applicable termination event occurs as of the same date.

(2)	For a description of how each executive’s cash severance amount would be calculated, please see the “Employment Agreements with 2017 Named Executive Officers” section in the CD&A. If Mr. Dean’s employment was terminated as result of the Company’s non-renewal of his employment agreement, he would instead be entitled to receive $1,561,625, representing 1x the sum of (i) his annual salary and (ii) his target annual bonus, as well as the earned but unpaid portion of his annual incentive award earned in respect of fiscal year 2017.

(3)	Represents the intrinsic value of the acceleration of vesting of any stock options that vest upon the event. Intrinsic value is the difference between the exercise price of the stock option and the closing price of our common stock on the date the triggering event occurred, which was $3.90 on October 27, 2017. We used the closing price of our common stock on this date due to the fact that the 2017 fiscal year fell on a Sunday. In accordance with SEC guidelines, no amount is shown for any stock option the intrinsic value of which is $0 or less. At a stock price of $3.90, all of the stock options held by the 2017 Named Executive Officers would be out of the money.

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(4)	The acceleration value of restricted stock units is calculated as the closing price of our common stock on October 27, 2017, which was $3.90 multiplied by the number of shares being accelerated.

Payments Resulting Automatically in Connection with a Change in Control as of October 29, 2017

No 2017 Named Executive Officer would receive any payment, vesting or other benefit solely as a result of a change in control.

2017 Director Compensation

The following table presents the total compensation for each person who served as a non-employee member of the Board for the fiscal year ended October 29, 2017. As reflected in the table, each director of the Company who was not an officer or employee of the Company received a director’s fee at an annual rate of $60,000, and was reimbursed for reasonable out-of-pocket expenses related to his or her services. The Chairman of the Board received an additional $60,000 fee per annum. The Chair of the Audit Committee, the Compensation Committee and the Nominating/Governance Committee each received an additional $20,000, $15,000 and $10,000 per annum, respectively. In addition, any non-employee director who also serves as a member of any committee (in a role other than Chair) will receive an additional payment of $5,000, provided that each non-employee director is only eligible to receive one $5,000 payment per year. Additionally, each non-employee director received an annual grant of Company shares, with a grant date value equal to $53,483.

In the past, the grant date value of the equity awards granted to our non-employee directors has been $75,000, in accordance with our existing director compensation program. However, for the equity award granted in June 2017, we granted our non-employee directors a fewer number of Company shares, which resulted in the grant date value of these awards being less than $75,000. This was done in order to conserve shares under the 2015 Plan in light of the decline in our stock price at or around the time the non-employee director equity awards were being considered by the Board, as well as to better manage dilution.

Beginning with amounts earned by members of our Board in respect of fiscal year 2017, each member of our Board had the option of deferring certain portions of his or her compensation pursuant to our DCP described in the CD&A. Mr. Dean was not paid any compensation for his service as a member of the Board during fiscal year 2017.

On January 9, 2018, in anticipation of approving the 2018 Plan, the Board approved a new director compensation policy that would limit each non-employee director’s individual compensation to a maximum $500,000 per calendar year (the “Non-Employee Director Compensation Policy”). Pursuant to the policy, the Board has the authority to make decisions with respect to director compensation within the $500,000 limit; in other words, such compensation may consist of cash, equity or other amounts, but cannot in any event exceed $500,000 per non-employee director per calendar year. In the event the Board wishes to approve or provide compensation that falls outside of the limit set forth in the Non-Employee Director Compensation Policy, the Board would be required to seek shareholder approval. Although the Board approved the limitation provided in the Non-Employee Director Compensation Policy, it did not increase the amount of compensation currently payable to the Company’s non-employee directors; rather, the $500,000 serves as an outside limitation on the amount of compensation that can be paid to each non-employee director on an annual basis.

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EXECUTIVE COMPENSATION

FISCAL YEAR 2017 DIRECTOR COMPENSATION TABLE

Name	Fees Earned	Stock Awards(1)	Total
James E. Boone(2)	$39,286	$—	$39,286
Nick S. Cyprus(3)	$85,000	53,483	138,483
Bruce G. Goodman	$75,000	53,483	128,483
Dana Messina(3)(4)	$125,000	53,483	178,483
John C. Rudolf(2)	$—	—	—
Laurie Siegel	$80,000	53,483	133,483
William J. Grubbs	$44,334	53,483	97,817
Arnold Ursaner(3)(4)	$25,714	53,483	79,197

Total	$474,334	$320,898	$795,232

(1)	On June 14, 2017, the Board of Directors awarded each of the non-employee directors of the Company 12,295 shares of the Company’s common stock under the Company’s 2015 Incentive Stock Plan. Amounts shown in the Stock Awards column reflect the aggregate grant date fair value of these awards determined in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 16 in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal year 2017 filed on January 12, 2018.

(2)	Mr. Rudolf and Mr. Boone each ceased to be a member of the Board as of February 23, 2017 and June 14, 2017, respectively.

(3)	These directors elected to defer receipt of their stock awards.

(4)	These directors elected to defer receipt of their fees earned in respect of fiscal year 2017.

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ITEM 4.    PROPOSAL TO APPROVE THE COMPANY’S PROPOSED 2018 EQUITY INCENTIVE PLAN

On February 14, 2018, the Compensation Committee recommended to the Board that it adopt the Volt Information Sciences, Inc. 2018 Equity Incentive Plan (as amended, the “2018 Plan”). On February 16, 2018, the Board approved and adopted the 2018 Plan, subject to the approval of our shareholders.

We currently have one active equity compensation plan, the 2015 Plan, which was approved by the Board on October 15, 2015 and approved by our shareholders on June 9, 2016. If the 2018 Plan is approved, 2,950,000 shares, plus any shares granted under the 2015 Plan that again become available for awards in accordance with the 2015 Plan, will be available for grant under the 2018 Plan. In setting the number of proposed shares issuable under the 2018 Plan, the Compensation Committee and the Board considered a number of factors, including the Company’s historical grant practices, expected “shareholder value transfer”, and potential dilution. If the 2018 Plan is approved by our shareholders, no future equity awards will be made pursuant to the 2015 Plan. Although no new awards may be granted under the 2015 Plan, if the 2018 Plan is approved, all previously granted awards under the 2015 Plan would continue to be governed by the terms of that plan. In the event our shareholders do not approve the 2018 Plan, the 2018 Plan will not become effective. The 2018 Plan, if approved, will expire in 2028.

Based on internal projections, if the 2018 Plan is not approved by our shareholders, we will not have a sufficient number of shares available for issuance under the 2015 Plan to satisfy our ongoing compensatory needs. Although we are sensitive to the potential dilution concerns of our shareholders, we firmly believe that our ability to profitably grow our business is inextricably linked to our ability to attract and retain high-performing talent, especially given target total direct compensation for our executives is at or around the 25th percentile of the Company’s peer group.

Historically, our 2015 Plan has had limited dilutive effect on our shareholders as only 5.9% of the 3,000,000 shares authorized to be granted under the 2015 Plan have had a dilutive effect to date. Only 176,150 shares have been issued upon the vesting of restricted stock units and a further 323,074 restricted stock units have been granted but have not yet vested. Together, such awards result in only 16.6% of awards authorized under 2015 Plan having a probable dilutive effect. As of our 2017 fiscal year end, all of the stock options granted under our 2015 Plan were out of the money. Dilution from vested restricted stock units and possible dilution from unvested restricted stock units was only 2.3% of the Company’s common stock outstanding (as of our 2017 fiscal year end), with actual dilution from vested restricted stock units at only 0.8% of the Company’s total common stock outstanding at such time.

We believe that we would be at a significant competitive disadvantage if we could not use equity-based awards to recruit and compensate high-performing individuals, based on the fact that equity-based awards are a key design feature of the compensation programs of many of our competitors. We are also seeking shareholder approval of the 2018 Plan in order to reflect recent “best practice” trends in equity plan governance, such as removing the Compensation Committee’s ability to issue awards pursuant to an award agreement that does not contain the minimum vesting provision provided in the 2018 Plan.

Non-employee directors are currently eligible to participate in the 2015 Plan and, if the 2018 Plan is approved, will be eligible to participate in the 2018 Plan. On January 9, 2018, the Board approved a new non-employee director compensation policy that limits each non-employee director’s individual compensation to a maximum of $500,000 per calendar year (the “Non-Employee Director Compensation Policy”). Pursuant to the policy, the Board has the authority to make decisions with respect to director compensation within the $500,000 limit; in other words, such compensation may consist of cash, equity or other amounts, but cannot in any event exceed $500,000 per non-employee director per calendar year. In the event the Board wishes to approve or provide compensation that falls outside of the limit set forth in the Non-Employee Director Compensation Policy, the Board would be required to seek shareholder approval in order to do so. Although the Board approved the limitation provided in the Non-Employee Director

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Compensation Policy, it did not increase the amount of compensation currently payable to the Company’s non-employee directors; rather, the $500,000 serves as a limit on the amount of compensation that can be paid to each non-employee director on an annual basis. The Company believes that director compensation should be reasonable in light of what is customary for companies of similar size, scope and complexity and should reflect the time, effort and expertise required of directors to adequately perform their responsibilities.

In connection with approving the 2018 Plan, shareholders are being asked to ratify the Non-Employee Director Compensation Policy. By voting “FOR” approval of the 2018 Plan, you will be deemed to have also ratified the Non-Employee Director Compensation Policy.

Equity Plan Information as of January 28, 2018

As of January 28, 2018:

•	There were 21,028,729 common shares issued and outstanding.

•	There were a total of 2,240,844 stock options outstanding, with an average exercise price of $6.17 and an average remaining term of 7.94 years.

•	There were a total of 317,072 restricted stock units outstanding.

•	There were a total of 424,675 shares available for future award under our 2015 Plan. If the 2018 Plan is approved by our shareholders, these shares will be cancelled upon approval of the 2018 Plan.

•	Our “burn rate” measures the number of shares under outstanding equity awards granted during a given year (disregarding cancellations), as a percentage of the weighted average number of shares of common stock outstanding for that fiscal year. It measures the potential dilutive effect of annual equity grants.

•	Over the past three years, our burn rate was 2.7%, 7.1% and 5.3% (for the years ended November 1, 2015, October 30, 2016 and October 29, 2017, respectively).

•	Over the past three years, our dilution was 4.7%, 9.3% and 11.9% at fiscal year-end (for the years ended November 1, 2015, October 30, 2016 and October 29, 2017, respectively). Our dilution was 10.8% as of January 28, 2018. “Dilution” is measured as the total number of shares under all outstanding equity awards (i.e., share awards granted, less share award cancellations), as a percentage of the common stock outstanding on the date of calculation.

•	Over the past three years, our “overhang rate” was 16.2%, 14.9% and 13.0% at fiscal year-end (for the years ended November 1, 2015, October 30, 2016 and October 29, 2017, respectively). Our overhang rate was 12.4% as of January 28, 2018. Our overhang rate measures the total number of shares under all outstanding plan awards, plus the number of shares authorized for future plan awards, as a percentage of the common stock outstanding on the date of calculation. It measures the potential dilutive effect of outstanding equity awards and future awards available for grant. If the 2018 Plan is approved by our shareholders, our overhang rate would be 20.8%, based on the common stock outstanding as of January 28, 2018.

Your Board recommends that you vote FOR this item. By voting “FOR” approval of the 2018 Plan, you will be deemed to have also ratified the Non-Employee Director Compensation Policy.

Reasons Why You Should Vote for Item 4

We believe our future success depends in part on our ability to attract, motivate and retain high-quality employees, directors and consultants and that the ability to provide equity-based and/or incentive-based awards under the 2018 Plan is critical to achieving this success. We believe that we would be at a significant competitive disadvantage if we could not use equity-based awards to recruit and compensate these individuals, based on the fact that equity-based awards are a key design feature of the compensation programs of many of our competitors.

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The use of our stock as part of our compensation program is also important to our continued success because we believe it fosters a pay-for-performance culture that is, and will continue to be, an important element of our overall compensation philosophy going forward. Equity compensation aligns the compensation interests of our directors, employees and consultants with the investment interests of our shareholders and promotes a focus on long-term value creation because our equity compensation awards can be subject to vesting and/or performance criteria.

The 2018 Plan permits the granting of (i) stock options, including incentive stock options (“ISOs”) entitling the optionee to favorable tax treatment under Section 422 of the Code, (ii) stock appreciation rights (“SARs”), (iii) restricted stock, (iv) RSUs, (v) performance awards, and (vi) other awards valued in whole or in part by reference to or otherwise based on our common stock (as defined in the 2018 Plan, “other stock-based awards”). Each type of award is described below under “Types of Awards Under the 2018 Plan.” Each of the awards will be evidenced by an award agreement setting forth the applicable terms and conditions. The 2018 Plan also permits the granting of cash-based awards.

If the 2018 Plan is approved, 2,950,000 shares, plus any shares granted under the 2015 Plan that again become available for awards in accordance with the 2015 Plan, will be available for grant under the 2018 Plan. In setting the number of proposed shares issuable under the 2018 Plan, the Compensation Committee and the Board considered a number of factors, including the Company’s historical grant practices, expected “shareholder value transfer”, and potential dilution. If the 2018 Plan is approved, no future awards will be granted under the 2015 Plan, but outstanding awards granted under the 2015 Plan will continue unaffected after the date on which our shareholders approve the 2018 Plan. Based on the closing price of our common stock on January 26, 2018 of $4.50 per share, the aggregate market value as of January 26, 2018 of the 2,950,000 shares proposed to be issued under the 2018 Plan was $13,275,000.

Plan Highlights

Double-Trigger Vesting. The 2018 Plan contains a “double-trigger” vesting provision, which generally provides that awards will not be accelerated upon a change in control of the Company unless either (i) an acquiror does not replace or substitute outstanding awards in accordance with the requirements of the 2018 Plan (in which case the outstanding awards would vest), or (ii) a participant who receives a replacement or substitute award in connection with such change in control is involuntarily terminated within two years following the change in control.

Independent Plan Administrator. The Compensation Committee, which is composed of independent directors, administers the 2018 Plan, and retains full discretion to determine the number and amount of awards to be granted under the 2018 Plan, subject to the terms of the 2018 Plan.

Reasonable Plan Limits. Subject to adjustment as described in the 2018 Plan, total awards under the 2018 Plan are limited to 2,950,000 shares of our common stock, plus any shares granted under the 2015 Plan that again become available for awards under the 2015 Plan. These shares may be shares of original issuance or treasury shares or a combination of the foregoing. The 2018 Plan also provides that, subject to adjustment as described in the 2018 Plan, no participant will be granted awards (including stock options and SARs) under the 2018 Plan for more than 1,000,000 shares of common stock during any one fiscal year and no more than 2,950,000 shares available for issuance under the 2018 Plan may be issued upon the exercise of ISOs. Further, the 2018 Plan provides that non-employee director compensation cannot in any event exceed $500,000 per non-employee director per calendar year.

Shareholder Approval of Material Amendments. The 2018 Plan requires us to seek shareholder approval for any material amendments to the 2018 Plan, such as materially increasing the number of shares available or increasing the limitation on non-employee director compensation described above.

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Prohibition on the Repricing of Options and SARs. The 2018 Plan prohibits the repricing of outstanding stock options or SARs without shareholder approval (outside of certain corporate transactions or adjustment events described in the 2018 Plan).

No Transfers of Awards for Value. The 2018 Plan requires that no awards granted under the 2018 Plan may be transferred for value, subject to exceptions for certain familial transfers.

Full Value Awards Weighted More Heavily. The settlement of one share pursuant to a full value award is deemed to reduce the authorized share pool under the 2018 Plan by 1.55 shares.

No Liberal Recycling Provisions. The 2018 Plan provides that only shares with respect to awards granted under the 2018 Plan that expire or are forfeited or cancelled, or shares that were covered by an award the benefit of which is paid in cash instead of shares, will again become available for award under the 2018 Plan. The following shares will not be added back to the aggregate plan limit: (1) shares tendered in payment of the exercise price; (2) shares withheld by the Company to satisfy the tax withholding obligation; and (3) shares that are repurchased by the Company with proceeds realized by the Company in connection with the exercise of a stock option or SAR.

Minimum Vesting Requirements. Other than with respect to up to 5% of the number of shares reserved for issuance under the 2018 Plan, awards granted under the 2018 Plan that vest on the basis of a participant’s employment with or provision of services to the Company will be subject to a minimum vesting period of one year from the date of grant.

No Discounted Stock Options or SARs. The 2018 Plan requires that the exercise price for newly-issued stock options or SARs be at least 100% of the per share “fair market value” (as defined in the 2018 Plan) on the date of grant.

Prohibition of Dividends or Dividend Equivalents on Unvested Awards. The 2018 Plan prohibits the current payment of dividends or dividend equivalents with respect to shares underlying unvested awards prior to the achievement of the applicable vesting conditions. Any such dividends or dividend equivalents will be deferred until and contingent upon the achievement of the underlying vesting conditions.

Summary of the 2018 Plan

Set forth below is a summary of the principal features of the 2018 Plan. This summary is qualified in its entirety by reference to the terms of the 2018 Plan, a copy of which is included in this Proxy Statement as Appendix A.

Purpose

The 2018 Plan authorizes the Compensation Committee, or another committee designated by the Board and made up of two or more non-employee directors and outside directors, to provide equity-based or other incentive-based compensation for the purpose of attracting and retaining directors, employees and certain consultants and providing our directors, employees and such consultants incentives and rewards for superior performance.

The 2018 Plan is designed to comply with the requirements of applicable federal and state securities laws, and, where applicable, the Code.

Shares Subject to the 2018 Plan

Subject to potential adjustment as described in the 2018 Plan, the Board has authorized the issuance of 2,950,000 shares of our common stock in connection with awards pursuant to the 2018 Plan, plus any

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shares granted under the 2015 Plan that again become available for awards under the 2015 Plan. No more than 2,950,000 shares available for issuance under the 2018 Plan may be issued upon the exercise of ISOs. The number of shares with respect to awards (including options and SARs) that may be granted under the 2018 Plan to any individual participant in any single fiscal year may not exceed 1,000,000 shares. Further, the 2018 Plan provides that non-employee director compensation cannot in any event exceed $500,000 per non-employee director per calendar year.

Any shares of our common stock covered by an award granted under the 2018 Plan, which for any reason is cancelled, forfeited or expires or, in the case of an award other than a stock option or SAR, is settled in cash, will again be available for awards under the 2018 Plan. However, (i) shares not issued or delivered as a result of the net settlement of an outstanding stock option or SAR, (ii) shares used to pay the exercise price or withholding taxes related to an outstanding award, and (iii) shares repurchased by the Company using proceeds realized by the Company in connection with a participant’s exercise of an option or SAR, will not again become available for grant.

Subject to the 2018 Plan’s share counting rules, common stock covered by awards granted under the 2018 Plan will not be counted as used unless and until the shares are actually issued or transferred. However, common stock issued or transferred under awards granted under the 2018 Plan in substitution for or conversion of, or in connection with an assumption of, stock options, SARs, restricted stock, RSUs or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with us or any of our subsidiaries will not count against the aggregate share limit or other 2018 Plan limits described above. Additionally, shares available under certain plans that we or our subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the 2018 Plan, under circumstances further described in the 2018 Plan, but will not count against the aggregate share limit or other 2018 Plan limits described above. The various limits described above are subject to potential adjustment as described in the 2018 Plan.

Plan Administration

The 2018 Plan is administered by the Compensation Committee. The Compensation Committee generally may select eligible participants to whom awards are granted, determine the types of awards to be granted and the number of shares covered by awards and set the terms and conditions of awards. The Compensation Committee’s determinations and interpretations under the 2018 Plan will be binding on all interested parties. The Compensation Committee may delegate to a subcommittee or to officers certain authority with respect to the granting of awards other than awards to certain officers and directors as specified in the 2018 Plan.

Eligibility

Awards may be made by the Compensation Committee to any of our employees or certain qualifying consultants, or to employees or certain qualifying consultants of our affiliates, or non-employee directors who are members of the Board or the boards of directors of our affiliates; provided that ISOs may only be granted to our employees or employees of our affiliates. Currently, there are approximately 32 individuals whom we believe would be eligible to participate in the 2018 Plan subject to any necessary approvals by the Compensation Committee, consisting of 26 employees (including prospective employees), 0 consultants, and 6 non-employee directors who are members of the Board. Such awards may be issued in order to attract, motivate and retain high-quality employees, directors and consultants.

No Repricing Without Shareholder Approval

Except in connection with a corporate transaction or other adjustment event described in the 2018 Plan, repricing of underwater options and SARs is prohibited without shareholder approval under the 2018 Plan.

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Types of Awards Under the 2018 Plan

Stock Options. Option rights may be granted that entitle the optionee to purchase shares of our common stock at a price not less than (except with respect to “substitute awards” described below) fair market value at the date of grant, and may be ISOs, nonqualified stock options, or combinations of the two. Stock options granted under the 2018 Plan will be subject to such terms and conditions, including exercise price and conditions and timing of exercise, as may be determined by the Compensation Committee and specified in the applicable award agreement. Payment in respect of the exercise of an option granted under the 2018 Plan may be made (i) in cash or its equivalent, or (ii) in the discretion of the Compensation Committee, by exchanging shares owned by the optionee (which are not the subject of any pledge or other security interest and which have been owned by such optionee for at least six months), or (iii) in the discretion of the Compensation Committee and subject to such rules as may be established by the Compensation Committee and applicable law, either through delivery of irrevocable instructions to a broker to sell the shares being acquired upon exercise of the option and to deliver promptly to us an amount equal to the aggregate exercise price, or (iv) in the discretion of the Compensation Committee and subject to any conditions or limitations established by the Committee, by having us withhold from shares otherwise deliverable an amount equal to the aggregate option exercise price, or (v) by a combination of the foregoing, or (vi) by such other methods as may be approved by the Compensation Committee, provided that the combined value of all cash and cash equivalents and the fair market value of such shares so tendered to us or withheld as of the date of such tender or withholding is at least equal to the aggregate exercise price of the option. No stock option may be exercisable more than 10 years from the date of grant.

Stock Appreciation Rights. SARs granted under the 2018 Plan will be subject to such terms and conditions, including grant price and the conditions and limitations applicable to exercise thereof, as may be determined by the Compensation Committee and specified in the applicable award agreement. SARs may be granted in tandem with another award, in addition to another award, or freestanding and unrelated to another award. A SAR will entitle the participant to receive an amount equal to the excess of the fair market value of a share on the date of exercise of the SAR over the grant price thereof (which may not be (except with respect to substitute awards described below) less than fair market value on the date of grant). The Compensation Committee, in its sole discretion, will determine whether a SAR will be settled in cash, shares or a combination of cash and shares. No SAR may be exercisable more than 10 years from the date of grant.

Restricted Stock and Restricted Stock Units. Restricted stock and RSUs granted under the 2018 Plan will be subject to such terms and conditions, including the duration of the period during which, and the conditions, if any, under which, the restricted stock and RSUs may be forfeited to us, as may be determined by the Compensation Committee in its sole discretion. Each RSU will have a value equal to the fair market value of a share of our common stock. RSUs will be paid in cash, shares, other securities or other property, as determined by the Compensation Committee in its sole discretion, upon or after the lapse of the restrictions applicable thereto or otherwise in accordance with the applicable award agreement. Dividends paid on any restricted stock or dividend equivalents paid on any RSUs will be paid directly to the participant, withheld by us subject to vesting of the restricted stock or RSUs under the terms of the applicable award agreement, or may be reinvested in additional restricted stock or in additional RSUs, as determined by the Compensation Committee in its sole discretion.

Performance Awards. Performance awards granted under the 2018 Plan will consist of a right which is (i) denominated in cash or shares, (ii) valued, as determined by the Compensation Committee, in accordance with the achievement of such performance goals during such performance periods as the Compensation Committee will establish, and (iii) payable at such time and in such form as the Compensation Committee will determine. Subject to the terms of the 2018 Plan and any applicable award agreement, the Compensation Committee will determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award and the amount and kind of any payment or transfer to be made pursuant to any performance award. Performance

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awards may be paid in a lump sum or in installments following the close of the performance period (as set forth in the applicable award agreement) or, in accordance with procedures established by the Compensation Committee, on a deferred basis. The Compensation Committee may require or permit the deferral of the receipt of performance awards upon such terms as the Compensation Committee deems appropriate and in accordance with Section 409A of the Code.

Other Stock-Based Awards. In addition to the foregoing types of awards, the Compensation Committee will have authority to grant to participants an “other stock-based award” (as defined in the 2018 Plan), which will consist of any right which is (i) not a stock option, SAR, restricted stock or RSU or performance award and (ii) an award of shares or an award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of our common stock (including, without limitation, securities convertible into shares of our common stock), as deemed by the Compensation Committee to be consistent with the purposes of the 2018 Plan; provided that any such rights must comply, to the extent deemed desirable by the Compensation Committee, with Rule 16b-3 and applicable law. Subject to the terms of the 2018 Plan and any applicable award agreement, the Compensation Committee will determine the terms and conditions of any such other stock-based award, including the price, if any, at which securities may be purchased pursuant to any other stock-based award granted under the 2018 Plan.

Dividend Equivalents. In the sole discretion of the Compensation Committee, an award (other than options or SARs), whether made as another stock-based award or as any other type of award issuable under the 2018 Plan, may provide the participant with the right to receive dividends or dividend equivalents, payable in cash, shares, other securities or other property and on a current or deferred basis. However, for awards with respect to which any applicable vesting condition has not been achieved, dividends and dividend equivalents may be paid only on a deferred basis, to the extent the underlying award vests.

Performance Criteria

The performance criteria that may be used to establish performance goal(s) with respect to performance-based awards may include, but are not limited to, one or more of the following: (i) return on net assets; (ii) pretax income before allocation of corporate overhead and bonus; (iii) budget; (iv) net income (before or after taxes); (v) division, group or corporate financial goals; (vi) return on shareholders’ equity; (vii) return on assets; (viii) return on capital; (ix) revenue; (x) profit margin; (xi) earnings per share; (xii) earnings or net earnings; (xiii) operating earnings; (xiv) cash flow or free cash flow; (xv) attainment of strategic and operational initiatives; (xvi) appreciation in and/or maintenance of the price of the shares or any other publicly-traded securities of the Company; (xvii) market share; (xviii) gross profits; (xix) earnings before interest and taxes; (xx) earnings before interest, taxes, depreciation and amortization; (xxi) operating expenses; (xxii) capital expenses; (xxiii) enterprise value; (xxiv) equity market capitalization; (xxv) economic value-added models and comparisons with various stock market indices; (xxvi) reductions in costs; (xxvii) operating income; (xxviii) operating margin; (xxix) price per share; (xxx) return on investment; or (xxxi) total shareholder return, among other factors as may be determined by the Compensation Committee in its discretion.

Minimum Vesting Requirements

Other than with respect to up to 5% of the number of shares reserved for issuance under the 2018 Plan, awards granted under the 2018 Plan that vest on the basis of a participant’s employment with or provision of services to the Company will be subject to a minimum vesting period of one year from the date of grant.

Amendments

The Board may amend the 2018 Plan from time to time without further approval by our shareholders, except where (i) the amendment would materially increase the benefits accruing to participants under the 2018

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Plan, (ii) the amendment would materially increase the number of securities which may be issued under the 2018 Plan, (iii) increase the limitation on non-employee director compensation established in the 2018 Plan, or (iv) shareholder approval is required by applicable law or securities exchange rules and regulations, and provided that no such action that would materially impair the rights of any participant with respect to awards previously granted under the 2018 Plan will be effective without the participant’s consent.

Transferability

Each award, and each right under any award, will be exercisable only by the participant during the participant’s lifetime, or, if permissible under applicable law, by the participant’s guardian or legal representative, and no award may be sold, assigned, pledged, attached, alienated or otherwise transferred or encumbered by a participant, other than by will or by the laws of descent and distribution, and any such purported sale, assignment, pledge, attachment, alienation, transfer or encumbrance will be void and unenforceable against us or any affiliate; provided that the designation of a beneficiary will not constitute a sale, assignment, pledge, attachment, alienation, transfer or encumbrance. In no event will any award granted under the 2018 Plan be transferred for value. However, the Compensation Committee may permit the transferability of an award under the 2018 Plan by a participant to certain members of the participant’s immediate family or trusts for the benefit of such persons or other entities owned by such persons.

Adjustments

The number and kind of shares covered by outstanding awards and available for issuance or transfer (and 2018 Plan limits) under the 2018 Plan and, if applicable, the prices per share applicable thereto, are subject to adjustment in the event of dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of ours, issuance of warrants or other rights to purchase our shares or other securities, or other corporate transaction or event. In the event of any such transaction, the Compensation Committee may, in its discretion, adjust to prevent dilution or enlargement of benefits (i) the number of our shares or other securities (or number and kind of other securities or property) with respect to which awards may be granted, (ii) the number of our shares or other securities of (or number and kind of other securities or property) subject to outstanding awards, and (iii) the grant or exercise price with respect to any award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award in consideration for the cancellation of such award, which, in the case of options and SARs will equal the excess, if any, of the fair market value of the shares subject to such options or SARs over the aggregate exercise price or grant price of such options or SARs. However, such adjustment to the 2018 Plan limits will be made only if and to the extent that such adjustment would not cause any ISO to fail to so qualify.

Change in Control

Unless otherwise determined by the Compensation Committee on the date of grant or set forth in the applicable award agreement, no award will accelerate solely as a result of a change in control if a “replacement award” (as defined in the 2018 Plan) is promised to a participant in connection with such change in control. The vesting of a replacement award will only accelerate in connection with a change in control if the participant’s employment is involuntarily terminated by the Company within two years following such change in control.

Unless otherwise provided in the 2018 Plan or an award agreement, to the extent any 2018 Plan or award agreement provision would cause a payment of deferred compensation upon a change in control or termination of service that is subject to Section 409A of the Code, then payment will not be made unless the provisions comply with Section 409A of the Code. Any payment that would have been made but for the application of the preceding sentence will be made in accordance with the payment schedule that would

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have applied in the absence of a change in control or termination of employment or service, but disregarding any future service or performance requirements.

Withholding Taxes

A participant may be required to pay to us, and, subject to Section 409A of the Code, we will have the right and are authorized to withhold from any award, from any payment due or transfer made under any award or under the 2018 Plan or from any compensation or other amount owing to a participant the amount (in cash, shares, other securities, other awards or other property) of any applicable withholding taxes in respect of an award, its exercise, or any payment or transfer under an award or under the 2018 Plan and to take such other action as may be necessary in our opinion to satisfy all obligations for the payment of such taxes. Subject to such rules as the Compensation Committee may adopt, a participant may satisfy, in whole or in part, the withholding liability by delivery of shares owned by the participant (which are not subject to any pledge or other security interest and which have been owned by the participant for at least six months) with a fair market value equal to such withholding liability or by having us withhold from the number of shares otherwise issuable upon the occurrence of a vesting event a number of shares with a fair market value equal to such withholding liability.

Detrimental Activity and Recapture Provisions

Any award agreement may provide for the cancellation or forfeiture of an award or the forfeiture and repayment of any gain related to an award, or other provisions intended to have a similar effect, upon terms and conditions determined by the Compensation Committee, if a participant, either during (i) his or her employment or other service with us or an affiliate or (ii) within a specific period after termination of employment or service, engages in any “detrimental activity” (as defined in such award agreement). In addition, any award agreement may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to us of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Compensation Committee from time to time or under Section 10D of the Securities Exchange Act of 1934, as amended, or the rules of any national securities exchange or national securities association on which our common stock is traded.

Termination

No grant will be made under the 2018 Plan more than 10 years after the date on which the 2018 Plan was approved by the shareholders, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the 2018 Plan.

Federal Income Tax Consequences Relating to Awards

The following is a brief summary of some of the federal income tax consequences of certain transactions under the Plan based on federal income tax laws in effect on the date hereof. This summary, which is presented for the information of shareholders considering how to vote on this proposal and not for 2018 Plan participants, is not intended to be complete and does not describe federal taxes other than income taxes (such as Medicare and Social Security taxes), or state, local or foreign tax consequences. The following is not to be considered as tax advice to any persons who may be participants in the 2018 Plan, and any such persons are advised to consult with their own tax counsel.

Tax Consequences to Participants

Non-qualified Stock Options. In general, (i) no income will be recognized by an optionee at the time a non-qualified stock option is granted; (ii) at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price

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paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss), depending on how long the shares have been held.

Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an ISO. The exercise of an ISO, however, may result in alternative minimum tax liability. If shares of our common stock are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of our common stock acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss), depending on the holding period.

Stock Appreciation Rights. No income will be recognized by a participant in connection with the grant of a tandem SAR or a free-standing SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of our common stock received on the exercise.

Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

Restricted Stock Units. No income generally will be recognized upon the award of RSUs. The recipient of an RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of our common stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gain/loss holding period for such shares will also commence on such date.

Performance Awards. No income generally will be recognized upon the grant of performance awards. Upon payment in respect of the earn-out of performance awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of our common stock received.

Tax Consequences to Us or Our Subsidiaries

To the extent that a participant recognizes ordinary income in the circumstances described above, we or the subsidiary for which the participant performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code

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and is not disallowed by the $1.0 million limitation on certain executive compensation under Section 162(m) of the Code.

Prior to its amendment by the TCJA, there was an exception to the $1 million deduction limitation under Section 162(m) for performance-based compensation if certain requirements set forth in Section 162(m) and the applicable regulations were met. The TCJA generally amended Section 162(m) to eliminate this exception for performance-based compensation, effective for taxable years following December 31, 2017. Therefore, compensation paid under the 2018 Plan to individuals who are “covered employees” under Section 162(m) that exceeds $1 million in a given tax year will not be deductible to us.

Compliance with Section 409A of the Code

To the extent applicable, it is intended that the 2018 Plan and any grants made thereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the participants. The 2018 Plan and any grants made under the 2018 Plan will be administered in a manner consistent with this intent. Any reference in the 2018 Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of shares of our common stock under the 2018 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as is practicable after approval of the 2018 Plan by our shareholders.

New Plan Benefits

The future benefits or amounts that may be received by potential participants under the 2018 Plan are discretionary and, therefore, not determinable at this time.

New Plan Benefits Table *

No awards have been approved or granted under the 2018 Plan. The table below is intended to illustrate the estimated number of awards that may be granted under the 2018 Plan in the future based on the amounts previously granted to the below individuals during fiscal year 2017, assuming the 2018 Plan had been in effect during fiscal year 2017. As of February 22, 2018, our stock price was $4.30.

Name & Position	Number of Units	Number of Options
Michael D. Dean, President & CEO	87,432	424,710
Paul Tomkins, SVP & Chief Financial Officer	20,492	99,541
Nancy T. Avedissian, SVP, General Counsel & Corporate Secretary	12,295	59,725
Ann R. Hollins, SVP & Chief Human Resources Officer	12,295	59,725
Leonard Naujokas**	—	—
All current exec. officers	—	—
All current non-exec. directors	86,065	—
All other employees	—	—

*	Number of units and options represents the number of units and options granted during the 2017 fiscal year to each of the above individuals. For Ms. Avedissian, this amount does not include the number of units and options that she received in connection with her commencement of employment with the Company, as those awards are not representative of her targeted annual LTI compensation.

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**	Because Mr. Naujokas’ restricted stock units are settled in cash, his units would not count against the aggregate number of shares available for awards under the 2018 Plan.

Equity Compensation Plan Information

The following table sets forth information as of October 29, 2017 regarding shares of the common stock to be issued upon exercise and the weighted-average exercise price of all outstanding options, warrants and rights granted under the Company’s equity compensation plans, as well as the number of shares available for issuance under such plans. No equity compensation plans have been adopted without the approval of the Company’s shareholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)(4)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders
1995 Non-Qualified Stock Option Plan	—	—	—
2006 Incentive Stock Plan(1)	740,190	8.28	—
2015 Equity Incentive Plan(2) (3)	2,098,698	5.52	310,720
Equity compensation plans not approved by security holders	—	—	—

(1)	Includes 15,892 restricted stock units.

(2)	Includes 323,074 restricted stock units.

(3)	Following approval of the Plan by our shareholders, no future equity awards will be made pursuant to the 2015 Plan. However, outstanding awards granted under the 2015 Plan will continue unaffected after the date on which our shareholders approve the 2018 Plan.

(4)	Based only on stock options, because restricted stock units do not include an exercise price.

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The following table sets forth information as of January 28, 2018 regarding shares of the common stock to be issued upon exercise and the weighted-average exercise price of all outstanding options, warrants and rights granted under the Company’s equity compensation plans, as well as the number of shares available for issuance under such plans. No equity compensation plans have been adopted without the approval of the Company’s shareholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)(4)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders
1995 Non-Qualified Stock Option Plan	—	—	—
2006 Incentive Stock Plan(1)	559,600	8.12	—
2015 Equity Incentive Plan(2) (3)	1,998,316	5.54	424,675
Equity compensation plans not approved by security holders	—	—	—

(1)	Includes 13,118 restricted stock units.

(2)	Includes 303,954 restricted stock units.

(3)	Following approval of the 2018 Plan by our shareholders, no future equity awards will be made pursuant to the 2015 Plan. However, outstanding awards granted under the 2015 Plan will continue unaffected after the date on which our shareholders approve the 2018 Plan.

(4)	Based only on stock options, because restricted stock units do not include an exercise price.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

AND DIRECTOR INDEPENDENCE

Review of Transactions with Related Persons

The Board has adopted a written policy regarding the review and approval of transactions involving certain persons that SEC regulations require to be disclosed in proxy statements, which are commonly referred to as “related person transactions.” A “related person” is defined under the applicable SEC regulation and includes our directors, executive officers, nominees for director and beneficial owners of 5% or more of our common stock. Under the written policy, the Audit Committee is responsible for reviewing and approving any related person transactions, and will consider factors it deems appropriate including:

•	whether the transaction is on terms no more favorable than terms generally available to an unrelated third party under the same or similar circumstances;

•	the benefits to the Company; and

•	the extent of the related person’s interest in the transaction.

There are no material interests, direct or indirect, of any other director nominee or any of the current directors, executive officers, or any shareholder who beneficially owns, directly or indirectly, more than 5% of the outstanding common shares, or immediate family members of such persons, in any transaction during fiscal year 2017, or in any proposed transaction, in which the amount involved exceeded $120,000.

Director Independence; Executive Sessions of the Board

The Board has determined that directors Dana Messina, Bruce G. Goodman, William J. Grubbs, Nick S. Cyprus, Laurie Siegel and Arnold Ursaner meet the current independence requirements under the applicable rules of the SEC and listing standards of the NYSE American. The Board made these determinations based primarily upon a review of the responses of directors and director nominees to questions in a director and officer questionnaire regarding employment and compensation history, affiliations and family and other relationships and on discussions with them. The Board determined that there were no material relationships between any of such persons and the Company that could interfere with the exercise of their independent judgment and that each meets the current independence requirements applicable to independent directors under the applicable listing standards of the NYSE American.

As of the Company’s 2017 Annual Meeting, director Bruce G. Goodman met all applicable independence requirements of the SEC and listing standards of NYSE American. Mr. Goodman is a 3.79% shareholder of the Company, and his directorship brings a welcome perspective to the Board as a significant shareholder representative.

The non-management directors have held executive sessions. In accordance with the listing standards of the NYSE American, these sessions are intended to promote open discussion among non-management directors.

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PRINCIPAL ACCOUNTING FEES AND SERVICES

Our Audit Committee appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal years ended October 29, 2017, October 30, 2016, and November 1, 2015. Representatives of Ernst & Young LLP are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. We incurred the following fees, which do not include statutory audit fees for fiscal year 2017 which will be incurred at a future date, to Ernst & Young LLP for fiscal years 2017, 2016 and 2015 (in thousands):

	Fiscal Year 2017	Fiscal Year 2016	Fiscal Year 2015
Audit Fees	$2,265	$2,836	$3,355
Audit-Related Fees	—	—	14
Tax Fees	—	—	—
All Other Fees	—	—	—
Total	$2,265	$2,836	$3,369

Audit fees are for professional services rendered for the audit of the annual financial statements and the review of interim financial statements included in Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

Audit-related fees are for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

Tax fees include fees for services provided in connection with tax compliance, planning and reporting. All other fees represent fees for products and services other than the services described above.

The Audit Committee has considered whether the provision of the non-audit services described above is compatible with maintaining Ernst & Young LLP’s independence and has determined that such services are compatible with maintaining Ernst & Young LLP’s independence.

Pre-Approval Policy

Pursuant to the Audit Committee’s pre-approval policy, the Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be performed for us by our independent auditors. The Audit Committee may delegate pre-approval authority to one or more of its members, and such member or members must report all pre-approval decisions to the Audit Committee at its next scheduled meeting. All audit and non-audit services for fiscal years 2017, 2016 and 2015 were pre-approved by the Audit Committee.

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ITEM 5.    OTHER MATTERS

The Board knows of no other matters that may properly be brought before the Meeting. However, if other matters should properly come before the Meeting, it is the intention of those named in the solicited proxy to vote such proxy in accordance with their best judgment.

By Order of the Board of Directors,

Michael D. Dean

President, Chief Executive Officer and Director

New York, New York

February 23, 2018

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APPENDIX A

2018 EQUITY INCENTIVE PLAN

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APPENDIX A

VOLT INFORMATION SCIENCES, INC.

2018 EQUITY INCENTIVE PLAN

Section 1. Purpose. The purposes of this Volt Information Sciences, Inc. 2018 Equity Incentive Plan (as may be amended from time to time, the “Plan”) are to promote the interests of Volt Information Sciences, Inc. and its stockholders by (a) attracting and retaining employees and directors of, and certain consultants to, the Company and its Affiliates; (b) motivating such individuals by means of performance-related incentives to achieve longer-range performance goals; and/or (c) enabling such individuals to participate in the long-term growth and financial success of the Company.

Section 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” shall mean any entity (i) that, directly or indirectly, is controlled by, controls or is under common control with, the Company or (ii) in which the Company has a significant equity interest, in either case as determined by the Committee.

“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award, or Other Stock-Based Award made or granted from time to time hereunder.

“Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant. An Award Agreement may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company.

“Board” shall mean the Board of Directors of the Company.

“Cause” as a reason for a Participant’s termination of employment or service shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between the Participant and the Company or a subsidiary of the Company. If the Participant is not a party to an employment, severance or similar agreement with the Company or a subsidiary of the Company in which such term is defined, then unless otherwise defined in the applicable Award Agreement, “Cause” shall mean (i) persistent neglect or negligence in the performance of the Participant’s duties; (ii) conviction (including, but not limited to, pleas of guilty or no contest) for any act of fraud, misappropriation or embezzlement, or for any criminal offense related to the Company, any Affiliate or the Participant’s service; (iii) any deliberate and material breach of fiduciary duty to the Company or any Affiliate, or any other conduct that leads to the material damage or prejudice of the Company or any Affiliate; or (iv) a material breach of a policy of the Company or any Affiliate, such as the Company’s code of conduct.

“Change in Control” shall mean the occurrence of any of the following events:

(a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then-outstanding securities entitled to vote generally in the election of members of the Board (the “Voting Power”) at such time; provided that the following acquisitions shall not constitute a Change in Control: (i) any such acquisition directly from the Company; (ii) any such acquisition by the Company; (iii) any such acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries; or (iv) any such acquisition pursuant to a transaction that complies with clauses (i), (ii) and (iii) of paragraph (c) below; or

(b) individuals who, as of immediately prior to the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason (other than death or disability) to constitute at least a majority of the Board; provided, that any individual becoming a director on or after the Effective Date, whose election, or

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nomination for election by the Company’s stockholders, was approved by a vote of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual was a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of or in connection with an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Voting Power immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such transaction (including, without limitation, an entity that, as a result of such transaction, owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership immediately prior to such transaction of the securities representing the Voting Power, (ii) no Person (excluding any entity resulting from such transaction or any employee benefit plan (or related trust) sponsored or maintained by the Company or such entity resulting from such transaction) beneficially owns, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock of the entity resulting from such transaction, or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to such transaction, and (iii) at least a majority of the members of the board of directors of the entity resulting from such transaction were members of the Incumbent Board at the time of the execution of the initial agreement with respect to, or the action of the Board providing for, such transaction; or

(d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation that is subject to Section 409A of the Code, then, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in paragraph (a), (b), (c) or (d) above, with respect to such Award, shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5).

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall mean the Compensation Committee of the Board (or its successor(s)), or any other committee of the Board designated by the Board to administer the Plan and composed of not less than two directors, each of whom is required to be a “Non-Employee Director” (within the meaning of Rule 16b-3) and an “outside director” (within the meaning of Section 162(m) of the Code) to the extent Rule 16b-3 and Section 162(m) of the Code, respectively, are applicable to the Company and the Plan.

“Company” shall mean Volt Information Sciences, Inc. together with any successor thereto.

“Disability” shall mean a physical or mental disability or infirmity that prevents the performance by the Participant of his or her duties lasting (or likely to last, based on competent medical evidence presented to the Company) for a continuous period of six months or longer.

“Dividend Equivalent” shall mean a dividend equivalent right granted with respect to a Share underlying an Award granted under the Plan.

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“Effective Date” shall have the definition as set forth in Section 18(a) of the Plan.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Existing Plan” shall mean the Volt Information Sciences, Inc. 2015 Equity Incentive Plan.

“Fair Market Value” shall mean (i) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (ii) with respect to Shares, as of any date, the closing sale price (excluding any “after hours” trading) of the Shares on the date of grant or the date of calculation, as the case may be, on the stock exchange or over the counter market on which the Shares are principally trading on such date (or on the last preceding trading date if Shares were not traded on such date) if the Shares are readily tradable on a national securities exchange or other market system, and if the Shares are not readily tradable, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of the Shares.

“Good Reason” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between the Participant and the Company or a subsidiary of the Company. If the Participant is not a party to an employment, severance or similar agreement with the Company or a subsidiary of the Company in which such term is defined, then unless otherwise defined in the applicable Award Agreement, “Good Reason” shall mean (i) a material diminution in the Participant’s base salary from the level immediately prior to the Change in Control; or (ii) a material change in the geographic location at which the Participant must primarily perform the Participant’s services (which shall in no event include a relocation of the Participant’s current principal place of business to a location less than 50 miles away) from the geographic location immediately prior to the Change in Control; provided that no termination shall be deemed to be for Good Reason unless (a) the Participant provides the Company with written notice setting forth the specific facts or circumstances constituting Good Reason within 90 days after the initial existence of the occurrence of such facts or circumstances, (b) to the extent curable, the Company has failed to cure such facts or circumstances within 30 days of its receipt of such written notice, and (c) the effective date of the termination for Good Reason occurs no later than one 180 days after the initial existence of the facts or circumstances constituting Good Reason.

“Incentive Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto. Incentive Stock Options may be granted only to Participants who meet the requirements of Section 422 of the Code.

“Involuntary Termination” shall mean termination by the Company of a Participant’s employment or service by the Company without Cause or termination of a Participant’s employment by the Participant for Good Reason. For avoidance of doubt, an Involuntary Termination shall not include a termination of the Participant’s employment or service by the Company for Cause or due to the Participant’s death, Disability or resignation without Good Reason.

“Non-Qualified Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option or does not meet the requirements of Section 422 of the Code or any successor provision thereto.

“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

“Other Stock-Based Award” shall mean any right granted under Section 10 of the Plan.

“Participant” shall mean any employee of, or consultant to, the Company or its Affiliates, or non-employee director who is a member of the Board or the board of directors of an Affiliate, eligible for an Award under Section 5 of the Plan and selected by the Committee, or its designee, to receive an Award under the Plan.

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“Performance Award” shall mean any right granted under Section 9 of the Plan.

“Performance Criteria” shall mean the criterion or criteria that the Committee may select for purposes of establishing the Performance Goal(s) for a performance period with respect to any performance-based Awards under the Plan. Performance Criteria may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of one or more of the subsidiaries, divisions, departments, regions, functions or other organizational units within the Company or its Affiliates. The Performance Criteria may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance criteria themselves and may include, but not be limited to, one or more of the following: (i) return on net assets; (ii) pretax income before allocation of corporate overhead and bonus; (iii) budget; (iv) net income (before or after taxes); (v) division, group or corporate financial goals; (vi) return on stockholders’ equity; (vii) return on assets; (viii) return on capital; (ix) revenue; (x) profit margin; (xi) earnings per Share; (xii) earnings or net earnings; (xiii) operating earnings; (xiv) cash flow or free cash flow; (xv) attainment of strategic and operational initiatives; (xvi) appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; (xvii) market share; (xviii) gross profits; (xix) earnings before interest and taxes; (xx) earnings before interest, taxes, depreciation and amortization; (xxi) operating expenses; (xxii) capital expenses; (xxiii) enterprise value; (xxiv) equity market capitalization; (xxv) economic value-added models and comparisons with various stock market indices; or (xxvi) reductions in costs; (xxvii) operating income; (xxviii) operating margin; (xxix) price per Share; (xxx) return on investment; (xxxi) total shareholder return.

“Performance Goals” shall mean, for a Performance Period, one or more goals established by the Committee for the Performance Period based upon the Performance Criteria, or any other goals or objectives that may be established by the Committee.

“Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a performance-based Award.

“Person” shall mean any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated organization, government, political subdivision or other entity.

“Restricted Stock” shall mean any Share granted under Section 8 of the Plan.

“Restricted Stock Unit” shall mean any unit granted under Section 8 of the Plan.

“Rule 16b-3” shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto, and shall include, without limitation, the Staff thereof.

“Shares” shall mean the common stock of the Company, par value $0.10 per share, or such other securities of the Company (i) into which such common stock shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction, or (ii) as may be determined by the Committee pursuant to Section 4(b) of the Plan.

“Stock Appreciation Right” shall mean any right granted under Section 7 of the Plan.

“Substitute Awards” shall mean any Awards granted under Section 4(c) of the Plan.

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Section 3. Administration.

(a) The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee (in each case consistent with Section 409A of the Code); (vii) interpret, administer or reconcile any inconsistency, correct any defect, resolve ambiguities and/or supply any omission in the Plan, any Award Agreement, and any other instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (ix) establish and administer Performance Goals and determine to what extent they have been attained; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration or operation of the Plan.

(b) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including, but not limited to, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder.

(c) The mere fact that a Committee member shall fail to qualify as a “Non-Employee Director” or “outside director” within the meaning of Rule 16b-3 and Section 162(m) of the Code, respectively, shall not invalidate any Award otherwise validly made by the Committee under the Plan. Notwithstanding anything in this Section 3 to the contrary, the Board, or any other committee or sub-committee established by the Board, is hereby authorized (in addition to any necessary action by the Committee) to grant or approve Awards as necessary to satisfy the requirements of Section 16 of the Exchange Act and the rules and regulations thereunder and to act in lieu of the Committee with respect to Awards made to non-employee directors under the Plan.

(d) No member of the Board or the Committee and no employee of the Company or any Affiliate shall be liable for any determination, act or failure to act hereunder (except in circumstances involving his or her bad faith), or for any determination, act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated. The Company shall indemnify members of the Board and the Committee and any agent of the Board or the Committee who is an employee of the Company or an Affiliate against any and all liabilities or expenses to which they may be subjected by reason of any determination, act or failure to act with respect to their duties on behalf of the Plan (except in circumstances involving such person’s bad faith).

(e) The Committee may from time to time delegate all or any part of its authority under the Plan to a subcommittee thereof. To the extent of any such delegation, references in the Plan to the Committee will be deemed to be references to such subcommittee. In addition, subject to applicable law, the Committee may delegate to one or more officers of the Company the authority to grant Awards to Participants who are not officers or directors of the Company subject to Section 16 of the Exchange Act or “covered employees” (within the meaning of Section 162(m) of the Code). The Committee may employ such legal or other

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counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the Affiliate whose employees have benefited from the Plan, as determined by the Committee.

Section 4. Shares Available for Awards.

(a) Shares Available.

(i) Subject to adjustment as provided in Section 4(b), the aggregate number of Shares with respect to which Awards may be granted from time to time under the Plan shall in the aggregate not exceed, at any time, the sum of (A) 2,950,000 Shares, plus (B) any Shares granted under the Existing Plan that again become available for Awards under the Existing Plan in accordance with the terms and conditions of the Existing Plan, plus (C) any Shares that again become available for Awards under the Plan in accordance with Section 4(a)(ii). Subject to adjustment as provided in Section 4(b), the aggregate number of Shares with respect to which Incentive Stock Options may be granted under the Plan shall be 2,950,000 Shares. Subject in each instance to adjustment as provided in Section 4(b), the maximum number of Shares with respect to which Awards (including, without limitation, Options and Stock Appreciation Rights) may be granted to any single Participant in any fiscal year shall be 1,000,000 Shares, and the maximum amount of compensation that may be paid to any single non-employee member of the Board in any fiscal year (including Awards under the Plan, determined based on the Fair Market Value of such Award(s) as of the grant date, as well as any cash fees) shall be $500,000. In the case of any Awards granted under the Plan, (x) each Share with respect to which an Option or stock-settled Stock Appreciation Right is granted under the Plan shall reduce the aggregate number of Shares that may be delivered under the Plan by one Share and (y) each Share with respect to which any other Award denominated in Shares (other than an Option or Stock Appreciation Right) is granted under the Plan shall reduce the aggregate number of Shares that may be delivered under the Plan by 1.55 Shares.

(ii) Shares covered by an Award granted under the Plan shall not be counted unless and until they are actually issued and delivered to a Participant and, therefore, the total number of Shares available under the Plan as of a given date shall not be reduced by Shares relating to prior Awards that (in whole or in part) have expired or have been forfeited, terminated or cancelled, and upon payment in cash of the benefit provided by any Award, any Shares that were covered by such Award will be available for issue hereunder. For the avoidance of doubt, the following Shares shall not again be made available for delivery to Participants under the Plan: (A) Shares not issued or delivered as a result of the net settlement of an outstanding Option or Stock Appreciation Right, (B) Shares used to pay the exercise price or withholding taxes related to an outstanding Award, and (C) Shares repurchased by the Company using proceeds realized by the Company in connection with a Participant’s exercise of an Option or Stock Appreciation Right.

(b) Adjustments. Notwithstanding any provisions of the Plan to the contrary, in the event that the Committee determines in its sole discretion that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other corporate transaction or event affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall equitably adjust any or all of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or,

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if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award, which, in the case of Options and Stock Appreciation Rights shall equal the excess, if any, of the Fair Market Value of the Share subject to each such Option or Stock Appreciation Right over the per Share exercise price or grant price of such Option or Stock Appreciation Right. The Committee will also make or provide for such adjustments in the numbers of Shares specified in Section 4(a)(i) of the Plan as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 4(b); provided, however, that any such adjustment to the numbers specified in Section 4(a)(i) of the Plan will be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail to so qualify.

(c) Substitute Awards.

(i) Awards may be granted under the Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in an acquisition or merger transaction with the Company or any subsidiary of the Company. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code.

(ii) In the event that an entity acquired by the Company or any subsidiary of the Company, or with which the Company or any subsidiary of the Company merges, has shares available under a pre-existing plan previously approved by stockholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for Awards made after such acquisition or merger under the Plan; provided, however, that Awards using such available shares may not be made after the date awards or grants could not have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any subsidiary of the Company prior to such acquisition or merger. The Awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of the Plan, and may account for Shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

(iii) Any Shares that are issued or transferred by, or that are subject to any Awards that are granted by, or become obligations of, the Company under Sections 4(c)(i) or 4(c)(ii) of the Plan will not reduce the Shares available for issuance or transfer under the Plan or otherwise count against the limits described in Section 4(a)(i) of the Plan. In addition, no Shares that are issued or transferred by, or that are subject to any Awards that are granted by, or become obligations of, the Company under Sections 4(c)(i) or 4(c)(ii) of the Plan will be added to the aggregate limit described in Section 4(a)(i) of the Plan.

(d) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

Section 5. Eligibility. Any employee of, or consultant to, the Company or any of its Affiliates (including, but not limited to, any prospective employee), or non-employee director who is a member of the Board or the board of directors of an Affiliate, shall be eligible to be selected as a Participant.

Section 6. Stock Options.

(a) Grant. Subject to the terms of the Plan, the Committee shall have sole authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, the

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exercise price thereof and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options, the terms and conditions of such Awards shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code and any regulations implementing such statute. All Options when granted under the Plan are intended to be Non-Qualified Stock Options, unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Non-Qualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Non-Qualified Stock Options. No Option shall be exercisable more than ten years from the date of grant.

(b) Exercise Price. The Committee shall establish the exercise price at the time each Option is granted, which exercise price shall be set forth in the applicable Award Agreement and which exercise price (except with respect to Substitute Awards) shall not be less than the Fair Market Value per Share on the date of grant.

(c) Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement. The Committee may impose such conditions with respect to the exercise of Options, including, without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

(d) Payment.

(i) No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate exercise price therefor is received by the Company. Such payment may be made (A) in cash or its equivalent, (B) in the discretion of the Committee and subject to such rules as may be established by the Committee and applicable law, by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest and which have been owned by such Participant for at least six months), (C) in the discretion of the Committee and subject to such rules as may be established by the Committee and applicable law, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate exercise price, (D) in the discretion of the Committee and subject to such rules as may be established by the Committee and applicable law, by the Company’s withholding of Shares otherwise issuable upon exercise of an Option pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the Shares so withheld will not be treated as issued and acquired by the Company upon such exercise), (E) by a combination of the foregoing, or (F) by such other methods as may be approved by the Committee and subject to such rules as may be established by the Committee and applicable law, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company or withheld as of the date of such tender or withholding is at least equal to such aggregate exercise price.

(ii) Wherever in the Plan or any Award Agreement a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee and applicable law, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

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Section 7. Stock Appreciation Rights.

(a) Grant. Subject to the provisions of the Plan, the Committee shall have sole authority to determine the Participants to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right Award, the grant price thereof and the conditions and limitations applicable to the exercise thereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either before, at the same time as the Award or at a later time. No Stock Appreciation Right shall be exercisable more than ten years from the date of grant.

(b) Exercise and Payment. A Stock Appreciation Right shall entitle the Participant to receive an amount equal to the excess of the Fair Market Value of one Share on the date of exercise of the Stock Appreciation Right over the grant price thereof (which grant price (except with respect to Substitute Awards) shall not be less than the Fair Market Value on the date of grant). The Committee shall determine in its sole discretion whether a Stock Appreciation Right shall be settled in cash, Shares or a combination of cash and Shares.

Section 8. Restricted Stock and Restricted Stock Units.

(a) Grant. Subject to the provisions of the Plan, the Committee shall have sole authority to determine the Participants to whom Shares of Restricted Stock and Restricted Stock Units shall be granted, the number of Shares of Restricted Stock and/or the number of Restricted Stock Units to be granted to each Participant, the duration of the period during which, and the conditions, if any, under which, the Restricted Stock and Restricted Stock Units may vest and/or be forfeited to the Company, and the other terms and conditions of such Awards.

(b) Transfer Restrictions. Unless otherwise directed by the Committee, (i) certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company, or (ii) Shares of Restricted Stock shall be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Shares of Restricted Stock. Upon the lapse of the restrictions applicable to such Shares of Restricted Stock, the Company shall, as applicable, either deliver such certificates to the Participant or the Participant’s legal representative, or the transfer agent shall remove the restrictions relating to the transfer of such Shares. Shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except as provided in the Plan or the applicable Award Agreement.

(c) Payment. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of one Share. Restricted Stock Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon or after the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. Dividends paid on any Shares of Restricted Stock or Dividend Equivalents paid on any Restricted Stock Units shall be withheld by the Company subject to vesting of the Restricted Stock or Restricted Stock Units, as applicable, pursuant to the terms of the applicable Award Agreement, or may be reinvested in additional Shares of Restricted Stock or in additional Restricted Stock Units, as determined by the Committee in its sole discretion. Shares of Restricted Stock and Shares issued in respect of Restricted Stock Units may be issued with or without other payments therefor or such other consideration as may be determined by the Committee, consistent with applicable law.

Section 9. Performance Awards.

(a) Grant. The Committee shall have sole authority to determine the Participants who shall receive a Performance Award, which shall consist of a right which is (i) denominated in cash or Shares, (ii) valued, as

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determined by the Committee, in accordance with the achievement of such Performance Goals during such Performance Periods as the Committee may establish, and (iii) payable at such time and in such form as the Committee determines.

(b) Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the Performance Goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award. The Committee may require or permit the deferral of the receipt of Performance Awards upon such terms as the Committee deems appropriate and in accordance with Section 409A of the Code.

(c) Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period, as set forth in the applicable Award Agreement.

Section 10. Other Stock-Based Awards. The Committee shall have authority to grant to Participants an Other Stock-Based Award, which shall consist of any right which is (i) not an Award described in Sections 6 through 9 of the Plan, and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan; provided that any such rights must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award, including, but not limited to, the price, if any, at which securities may be purchased pursuant to any Other Stock-Based Award granted under the Plan.

Section 11. Certain Restrictions on Vesting of Awards. Notwithstanding any provision contained in the Plan to the contrary and except with respect to a maximum of 5% of the Shares available for Awards under the Plan as of the Effective Date, Awards granted pursuant to Sections 6, 7, 8, 9 and 10 of the Plan which vest on the basis of the Participant’s employment with or provision of services to the Company shall be subject to a minimum vesting period of one-year from the date of grant.

Section 12. Amendment and Termination.

(a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that if an amendment to the Plan (i) would materially increase the benefits accruing to Participants under the Plan, (ii) would materially increase the number of securities which may be issued under the Plan, (iii) increase the limitation on the amount of compensation payable to non-employee directors set forth in Section 4(a)(i) of the Plan, or (iv) must otherwise be approved by the stockholders of the Company in order to comply with applicable law or the rules of the principal national securities exchange upon which the Shares are traded or quoted, such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained; and provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially impair the rights of any Participant or any holder or beneficiary of any Award previously granted shall not be effective without the written consent of the affected Participant, holder or beneficiary.

(b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially impair the rights of any Participant or any holder or beneficiary of any Award previously granted shall not be effective without the written consent of the affected Participant, holder or beneficiary.

(c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make equitable adjustments in the terms and conditions of, and the criteria included

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in, all outstanding Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d) Repricing. Except in connection with a corporate transaction or event described in Section 4(b) hereof, the terms of outstanding Awards may not be amended to reduce the exercise price of Options or the grant price of Stock Appreciation Rights, or to cancel Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price or grant price, as applicable, that is less than the exercise price of the original Options or grant price of the original Stock Appreciation Rights, as applicable, without stockholder approval. This Section 12(d) is intended to prohibit the repricing of “underwater” Options and Stock Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 4(b) of the Plan.

Section 13. Change in Control.

Unless otherwise determined by the Committee in a written resolution upon or prior to the date of grant or set forth in an applicable Award Agreement, (i) the vesting of any Award that is a “Replaced Award” (as such term is defined below) will not be accelerated, and any applicable restrictions thereon will not lapse, solely as a result of a Change in Control; and (ii) in the event of a Change in Control, the following acceleration, exercisability and valuation provisions will apply:

(a) Upon a Change in Control, each then-outstanding Option and Stock Appreciation Right will become fully vested and exercisable, and the restrictions applicable to each outstanding Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Stock-Based Award will lapse, and each Award will be fully vested (with any applicable Performance Goals deemed to have been achieved at a target level as of the date of such vesting), except to the extent that an award meeting the requirements of Section 13(b) hereof (a “Replacement Award”) is provided to the Participant holding such Award in accordance with Section 13(b) hereof to replace or adjust such outstanding Award (a “Replaced Award”).

(b) An award meets the conditions of this Section 13(b) (and hence qualifies as a Replacement Award) if (i) it is of the same type (e.g., stock option for Option, restricted stock for Restricted Stock, restricted stock unit for Restricted Stock Unit, etc.) as the Replaced Award, (ii) it has a value at least equal to the value of the Replaced Award, (iii) it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control, (iv) if the Participant holding the Replaced Award is subject to U.S. federal income tax under the Code, the tax consequences to such Participant under the Code of the Replacement Award are not less favorable to such Participant than the tax consequences of the Replaced Award, and (v) its other terms and conditions are not less favorable to the Participant holding the Replaced Award than the terms and conditions of the Replaced Award (including, but not limited to, the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 13(b) are satisfied will be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion (taking into account the requirements of Treasury Regulation 1.409A-3(i)(5)(iv)(B) and compliance of the Replaced Award or Replacement Award with Section 409A of the Code). Without limiting the generality of the foregoing, the Committee may determine the value of Awards and Replacement Awards that are stock options by reference to either their intrinsic value or their fair value.

(c) Upon the Involuntary Termination, during the period of two years immediately following a Change in Control, of a Participant holding Replacement Awards, (i) all Replacement Awards held by the Participant

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will become fully vested and, if applicable, exercisable and free of restrictions (with any applicable performance goals deemed to have been achieved at a target level as of the date of such vesting), and (ii) all Options and Stock Appreciation Rights held by the Participant immediately before such Involuntary Termination that the Participant also held as of the date of the Change in Control and all stock options and stock appreciation rights that constitute Replacement Awards will remain exercisable for a period of 90 days following such Involuntary Termination or until the expiration of the stated term of such stock option or stock appreciation right, whichever period is shorter (provided, however, that, if the applicable Award Agreement provides for a longer period of exercisability, that provision will control).

(d) Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any provision of the Plan or an applicable Award Agreement would cause a payment of deferred compensation that is subject to Section 409A of the Code to be made upon the occurrence of (i) a Change in Control, then such payment shall not be made unless such Change in Control also constitutes a “change in control event” within the meaning of Section 409A of the Code and the regulatory guidance promulgated thereunder or (ii) a termination of employment or service, then such payment shall not be made unless such termination of employment or service also constitutes a “separation from service” within the meaning of Section 409A of the Code and the regulatory guidance promulgated thereunder. Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a Change in Control or termination of employment or service, but disregarding any future service and/or performance requirements.

Section 14. Non-U.S. Participants. In order to facilitate the granting of any Award or combination of Awards under the Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Affiliate outside of the United States of America or who provide services to the Company or an Affiliate under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of the Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as the Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of the Plan as then in effect unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

Section 15. Detrimental Activity and Recapture Provisions. Any Award Agreement may provide for the cancellation or forfeiture of an Award or the forfeiture and repayment to the Company of any gain related to an Award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, including, without limitation, in the event that a Participant, during employment or other service with the Company or an Affiliate, shall engage in activity detrimental to the business of the Company. In addition, notwithstanding anything in the Plan to the contrary, any Award Agreement may also provide for the cancellation or forfeiture of an Award or the forfeiture and repayment to the Company of any gain related to an Award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the SEC or any national securities exchange or national securities association on which the Shares may be traded or under any clawback policy adopted by the Company.

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Section 16. General Provisions.

(a) Nontransferability.

(i) Each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative.

(ii) No Award may be sold, assigned, alienated, pledged, attached or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported sale, assignment, alienation, pledge, attachment, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute a sale, assignment, alienation, pledge, attachment, transfer or encumbrance. In no event may any Award granted under the Plan be transferred for value.

(iii) Notwithstanding the foregoing, at the discretion of the Committee, an Award may be transferred by a Participant solely to the Participant’s spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including, but not limited to, trusts for such persons, subject to any restriction in the applicable Award Agreement.

(b) Dividend Equivalents. In the sole discretion of the Committee, an Other Stock-Based Award or an Award granted pursuant to Sections 8, 9 or 10 hereof, may provide the Participant with dividends or Dividend Equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis; provided, that no dividends or Dividend Equivalents may be paid on any Award until the underlying Award vests.

(c) No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, Awards, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each or any Participant (whether or not such Participants are similarly situated).

(d) Share Certificates. Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(e) Withholding.

(i) A Participant may be required to pay to the Company or any Affiliate, and, subject to Section 409A of the Code, the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan, and to take such other action(s) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(ii) Without limiting the generality of clause (i) above, in the discretion of the Committee and subject to such rules as it may adopt (including, without limitation, any as may be required to satisfy applicable

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tax and/or non-tax regulatory requirements) and applicable law, a Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest and which have been owned by the Participant for at least six months) with a Fair Market Value equal to such withholding liability or by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the Option (or the settlement of such Award in Shares) a number of Shares with a Fair Market Value equal to such withholding liability.

(f) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including, but not limited to, the effect on such Award of the death, disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.

(g) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, restricted stock units, Shares and other types of Awards provided for hereunder (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

(h) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in any consulting or other service relationship to, or as a director on the Board or board of directors, as applicable, of, the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any consulting or other service relationship, free from any liability or any claim under the Plan or any Award Agreement, unless otherwise expressly provided in any applicable Award Agreement or any applicable employment or other service contract or agreement with the Company or an Affiliate.

(i) No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall be entitled to the rights of a stockholder in respect of such Restricted Stock.

(j) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of New York, applied without giving effect to its conflict of laws principles.

(k) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(l) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted

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hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with the requirements of all applicable securities laws.

(m) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or such Affiliate.

(n) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated without additional consideration.

(o) Deferrals. In the event the Committee permits a Participant to defer any Award payable in the form of cash, all such elective deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant on a form provided by the Company. All deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with all applicable requirements of Section 409A of the Code.

(p) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 17. Compliance with Section 409A of the Code.

(a) To the extent applicable, it is intended that the Plan and any Awards granted hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. The Plan and any Awards granted hereunder shall be administered in a manner consistent with this intent. Any reference in the Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b) Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of Code) payable under the Plan and Awards granted hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under the Plan and Awards granted hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Affiliates.

(c) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the earlier of (A) the first business day of the seventh month following the Participant’s separation from service or (B) the date of the Participant’s death.

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(d) Notwithstanding anything to the contrary in the Plan or any Award Agreement, to the extent that the Plan and/or Awards granted hereunder are subject to Section 409A of the Code, the Committee may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Award, adopt policies and procedures, or take any other actions (including, without limitation, amendments, policies, procedures and actions with retroactive effect) as the Committee determines are necessary or appropriate to (i) exempt the Plan and/or any Award from the application of Section 409A of the Code, (ii) preserve the intended tax treatment of any such Award, or (iii) comply with the requirements of Section 409A of the Code, including, without limitation, any regulations or other guidance that may be issued after the date of the grant. In any case, notwithstanding anything to the contrary, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with the Plan and Awards granted hereunder (including, but not limited to, any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

Section 18. Term of the Plan.

(a) Effective Date. The Plan shall be effective as of the date of its approval by the stockholders of the Company (the “Effective Date”). No awards will be made under the Existing Plan following the Effective Date, except that outstanding awards granted under the Existing Plan shall continue unaffected from and after the Effective Date.

(b) Expiration Date. No Award will be granted under the Plan more than ten years after the Effective Date, but all Awards granted on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Plan.

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VOLT INFORMATION SCIENCES, INC. 1133 AVENUE OF THE AMERICAS 15TH FLOOR NEW YORK, NY 10036 VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/22/2018 for shares held directly and by 4:00 P.M. ET on 05/18/2018 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET 05/22/2018 for shares held directly and by 4:00 P.M. ET on 05/18/2018 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR the following: nominee(s) on the line below.     0 0 0 1. Election of Directors    Nominees 01 Nick S. Cyprus 02 Michael D. Dean 03 Bruce G. Goodman 04 William J. Grubbs 05 Dana Messina 06 Laurie Siegel 07 Arnold Ursaner The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2. Vote to ratify the appointment of Ernst & Young LLP as our independent Registered Public Accounting Firm for    0 0 0     2018. 3. Vote to approve, on a non-binding, advisory basis, the Company’s executive compensation.    0 0 0 4. Vote to approve the Company’s proposed 2018 Equity Incentive Plan.    0 0 0 NOTE: This proxy, when properly executed, will be voted in the manner directed herein. Unless you withhold authority to vote for all or any one or more of the nominees in accordance with the instructions on this proxy, your signed proxy will be voted FOR the election of each of the seven director nominees listed on this proxy card and described in the accompanying proxy statement. A plurality of votes cast at the Annual Meeting of Shareholders in person or by proxy is required for the election of each such nominee to serve as a director. A vote FOR a nominee or an abstention with respect to such nominee will be taken into account as a vote in favor of such nominee in determining whether the nominee has achieved a plurality of the votes cast at the Annual Meeting of Shareholders, while withholding authority with respect to any nominee will not be treated as a vote in favor of such nominee. In addition, unless you specify otherwise by voting AGAINST or ABSTAIN with respect to Proposals 2, 3 and 4 (or if you make no specification), your signed proxy will be voted FOR Proposals 2, 3 and 4 listed on this proxy card and described in the accompanying proxy statement. The affirmative vote of a majority of votes cast at the meeting in person or by proxy is required to approve each of Proposals 2, 3 and 4 listed on this proxy card R1.0.1.17 and described in the accompanying proxy statement. 1                _ Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or 0000356799 partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

ADMISSION TICKET Volt Information Sciences, Inc. 2018 Annual Meeting of Shareholders Wednesday, May 23, 2018 at 10:00 a.m. (PDT)    If you wish to attend the Annual Meeting of Shareholders in person, please present this admission ticket and valid picture identification at the door for admission. Cameras, large bags, briefcases, packages, recording equipment and other electronic devices will not be permitted at the Annual Meeting.    Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K and Notice & Proxy Statement are available at www.proxyvote.com    Volt Information Sciences, Inc. Proxy Card Solicited on Behalf of the Board of Directors The undersigned appoints Michael D. Dean and Paul Tomkins, and each of them, proxies with full power of substitution, to vote the shares of stock of Volt Information Sciences, Inc. (the “Company”), which the undersigned is entitled to vote, at the Annual Meeting of Shareholders of the Company to be held at 2401 N. Glassell Street, Orange, CA 92865 on Wednesday, May 23, 2018, at 10:00 a.m. (PDT), and any adjournment thereof. Volt Information Sciences’ employees. If you are a current or former employee of the Company, this card also provides voting instructions for shares held in the Volt Information Sciences, Inc. Savings Plan (the “Plan”). If you are a participant and have shares of common stock of the Company allocated to your account under the Plan, you have the right to direct Charles Schwab Bank, the Trustee of the Plan (the “Trustee”), to vote the shares held in your account. The Trustee will vote allocated shares for which no direction is received and unallocated shares, if any (together “Undirected Shares”), in the same proportion as the shares for which direction is received, subject to the Plan documents. The tabulator must receive your instructions by 4:00 p.m. (EDT) on Friday, May 18, 2018 in order to communicate your instructions to the Trustee, who will then vote all the shares of common stock of the Company which are credited to the undersigned’s account as of April 4, 2018. Under the Plan, you are a “named fiduciary” for the purpose of voting shares in your account and your proportionate share of the Undirected Shares. This means that you have ultimate authority to control the manner in which the shares are voted. By submitting voting instructions by telephone, Internet, or by signing and returning this voting instruction card, you direct the Trustee to vote these shares, in person or by proxy, as designated herein, at the Annual Meeting of Shareholders.    Continued and to be signed on reverse side    0000356799_2    R1.0.1.17